                                                                     Exhibit 4.8


================================================================================


                         BIG FLOWER PRESS HOLDINGS, INC.


                                                  as Issuer
                             _____________________


                                       and


                       STATE STREET BANK AND TRUST COMPANY
                             _____________________


                                                 as Trustee


                                    INDENTURE


                          Dated as of December 9, 1998


                               up to $350,000,000


                    8 5/8% Senior Subordinated Notes due 2008


================================================================================

                              CROSS-REFERENCE TABLE


TIA Section                                                Indenture Section
-----------                                                -----------------
Sections 310(a)(1) .....................................         7.10
            (a)(2) .....................................         7.10
            (a)(3) .....................................         N.A.
            (a)(4) .....................................         N.A.
            (a)(5)......................................         7.10
            (b) ........................................         7.8; 7.10; 11.2
            (c) ........................................         N.A.
Sections 311(a) ........................................         7.11
            (b) ........................................         7.11
            (c) ........................................         N.A.
Sections 312(a) ........................................         2.5
            (b) ........................................         11.3
            (c) ........................................         11.3
Sections 313(a) ........................................         7.6
            (b)(1) .....................................         7.6
            (b)(2) .....................................         7.6
            (c) ........................................         7.6; 11.2
            (d) ........................................         7.6
Sections 314(a) ........................................         4.6; 4.7; 11.2
            (b) ........................................         N.A.
            (c)(1) .....................................         11.4
            (c)(2) .....................................         11.4
            (c)(3) .....................................         N.A.
            (d) ........................................         N.A.
            (e) ........................................         11.5
            (f) ........................................         N.A.
Sections 315(a) ........................................         7.1(b)
            (b) ........................................         7.5; 11.2
            (c) ........................................         7.1(a)
            (d) ........................................         7.1(c)
            (e) ........................................         6.11
Sections 316(a) (last sentence) ........................         2.9
            (a)(1)(A) ..................................         6.5
            (a)(1)(B) ..................................         6.4
            (a)(2) .....................................         N.A.
            (b) ........................................         6.7
            (c).........................................         9.4
Sections 317(a)(1) .....................................         6.8
            (a)(2) .....................................         6.9
            (b) ........................................         2.4
Sections 318(a) ........................................         11.1
            (c).........................................         11.1

--------------------
N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS


                                                                                                           Page
                                                                                                           ----

ARTICLE I  DEFINITIONS AND INCORPORATION BY REFERENCE.........................................................1

SECTION 1.1 Definitions.......................................................................................1
SECTION 1.2 Incorporation by Reference of Trust Indenture Act................................................23
SECTION 1.3 Rules of Construction............................................................................24

ARTICLE II  THE SECURITIES...................................................................................24

SECTION 2.1 Form and Dating..................................................................................24
SECTION 2.2 Execution and Authentication.....................................................................24
SECTION 2.3 Registrar and Paying Agent.......................................................................26
SECTION 2.4 Paying Agent To Hold Money in Trust..............................................................27
SECTION 2.5 Securityholder Lists.............................................................................27
SECTION 2.6 Transfer and Exchange............................................................................27
SECTION 2.7 Replacement Securities...........................................................................28
SECTION 2.8 Outstanding Securities...........................................................................28
SECTION 2.9 Treasury Securities..............................................................................29
SECTION 2.10 Temporary Securities............................................................................29
SECTION 2.11 Cancellation....................................................................................30
SECTION 2.12 Defaulted Interest..............................................................................30
SECTION 2.13 CUSIP Number....................................................................................30
SECTION 2.14 Book-Entry Provisions for Global Securities.....................................................31
SECTION 2.15 Special Transfer Provisions.....................................................................32

ARTICLE III  REDEMPTION......................................................................................34

SECTION 3.1 Notices to Trustee...............................................................................34
SECTION 3.2 Selection of Securities To Be Redeemed...........................................................34
SECTION 3.3 Notice of Redemption.............................................................................35
SECTION 3.4 Effect of Notice of Redemption...................................................................36
SECTION 3.5 Deposit of Redemption Price......................................................................36
SECTION 3.6 Securities Redeemed in Part......................................................................37

ARTICLE IV  COVENANTS........................................................................................37

SECTION 4.1 Payment of Securities............................................................................37
SECTION 4.2 Maintenance of Office or Agency..................................................................37
SECTION 4.3 Corporate Existence..............................................................................38
SECTION 4.4 Payment of Taxes and Other Claims................................................................38
SECTION 4.5 Maintenance of Properties; Books and Records; Compliance with Law................................39
SECTION 4.6 Compliance Certificates; Notice of Default.......................................................39



                                                                                                           Page
                                                                                                           ----

SECTION 4.7 Reports..........................................................................................41
SECTION 4.8 Limitation on Restricted Payments................................................................41
SECTION 4.9 Limitation on Additional Indebtedness............................................................44
SECTION 4.10 Dividends and Payment Restrictions..............................................................46
SECTION 4.11 Limitation on Liens.............................................................................47
SECTION 4.12 Limitation on Asset Sales.......................................................................47
SECTION 4.13 Transactions With Affiliates....................................................................51
SECTION 4.14 Limitation on Creation of Senior Subordinated Debt.  ...........................................52
SECTION 4.15 Change of Control...............................................................................53
SECTION 4.16 Waiver of Stay; Extension of Usury Laws.........................................................55
SECTION 4.17 Maintenance of Insurance........................................................................55

ARTICLE V  SUCCESSOR CORPORATION.............................................................................56

SECTION 5.1 Limitation on Mergers, Consolidations or Sales of Assets.........................................56
SECTION 5.2 Successor Entity Substituted.....................................................................57

ARTICLE VI  DEFAULT AND REMEDIES.............................................................................57

SECTION 6.1 Events of Default................................................................................57
SECTION 6.2 Acceleration.....................................................................................60
SECTION 6.3 Other Remedies...................................................................................61
SECTION 6.4 Waiver of Past Default...........................................................................62
SECTION 6.5 Control by Majority..............................................................................62
SECTION 6.6 Limitation on Suits..............................................................................62
SECTION 6.7 Rights of Holders To Receive Payment.............................................................63
SECTION 6.8 Collection Suit by Trustee.......................................................................63
SECTION 6.9 Trustee May File Proofs of Claim.................................................................63
SECTION 6.10 Priorities......................................................................................64
SECTION 6.11 Undertaking for Costs...........................................................................64
SECTION 6.12 Rights and Remedies Cumulative..................................................................65
SECTION 6.13 Delay or Omission Not Waiver....................................................................65

ARTICLE VII  TRUSTEE.........................................................................................65

SECTION 7.1 Duties of Trustee................................................................................65
SECTION 7.2 Rights of Trustee................................................................................67
SECTION 7.3 Individual Rights of Trustee.....................................................................68
SECTION 7.4 Trustee's Disclaimer.............................................................................68
SECTION 7.5 Notice of Defaults...............................................................................68
SECTION 7.6 Reports by Trustee to Holders....................................................................68
SECTION 7.7 Compensation and Indemnity.......................................................................69
SECTION 7.8 Replacement of Trustee...........................................................................70
SECTION 7.9 Successor Trustee by Merger, Etc.................................................................71
SECTION 7.10 Eligibility; Disqualification...................................................................71
SECTION 7.11 Preferential Collection of Claims Against Company...............................................71



                                                                                                           Page
                                                                                                           ----

ARTICLE VIII  DISCHARGE OF INDENTURE; DEFEASANCE.............................................................72

SECTION 8.1 Termination of the Company's Obligations.........................................................72
SECTION 8.2 Legal Defeasance and Covenant Defeasance.........................................................73
SECTION 8.3 Conditions to Legal Defeasance or Covenant Defeasance............................................75
SECTION 8.4 Application of Trust Money.......................................................................77
SECTION 8.5 Repayment to the Company.........................................................................78
SECTION 8.6 Reinstatement....................................................................................78

ARTICLE IX  AMENDMENTS, SUPPLEMENTS AND WAIVERS..............................................................79

SECTION 9.1 Without Consent of Holders.......................................................................79
SECTION 9.2 With Consent of Holders..........................................................................79
SECTION 9.3 Compliance with Trust Indenture Act..............................................................81
SECTION 9.4 Revocation and Effect of Consents................................................................81
SECTION 9.5 Notation on or Exchange of Securities............................................................82
SECTION 9.6 Trustee To Sign Amendments, Etc..................................................................82

ARTICLE X  SUBORDINATION.....................................................................................83

SECTION 10.1 Securities Subordinated to Senior Indebtedness..................................................83
SECTION 10.2 No Payment on Securities in Certain Circumstances...............................................83
SECTION 10.3 Securities Subordinated to Prior Payment of All Senior Indebtedness on
                 Dissolution, Liquidation or Reorganization of Company.......................................85
SECTION 10.4 Holders To Be Subrogated to Rights of Holders of Senior Indebtedness............................86
SECTION 10.5 Obligations of the Company Unconditional........................................................87
SECTION 10.6 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.........................88
SECTION 10.7 Subordination Rights Not Impaired by Acts or Omissions of Company or
                 Holders of Senior Indebtedness..............................................................88
SECTION 10.8 Holders Authorize Trustee to Effectuate Subordination of Securities.............................89
SECTION 10.9 Right of Trustee to Hold Senior Indebtedness....................................................90
SECTION 10.10 Article X Not to Prevent Events of Default.....................................................90
SECTION 10.11 No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.................................90



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                                                                                                           ----

ARTICLE XI  MISCELLANEOUS....................................................................................90

SECTION 11.1 Trust Indenture Act Controls....................................................................90
SECTION 11.2 Notices.........................................................................................91
SECTION 11.3 Communications by Holders with Other Holders....................................................92
SECTION 11.4 Certificate and Opinion of Counsel as to Conditions Precedent...................................92
SECTION 11.5 Statements Required in Certificate and Opinion of Counsel.......................................93
SECTION 11.6 Rules by Trustee, Paying Agent, Registrar.......................................................93
SECTION 11.7 Legal Holidays..................................................................................93
SECTION 11.8 GOVERNING LAW...................................................................................93
SECTION 11.9 No Recourse Against Others......................................................................94
SECTION 11.10 Successors.....................................................................................94
SECTION 11.11 Counterparts...................................................................................94
SECTION 11.12 Severability...................................................................................94
SECTION 11.13 Table of Contents, Headings, Etc...............................................................94
SECTION 11.14 No Adverse Interpretation of Other Agreements..................................................94
SECTION 11.15 Benefits of Indenture..........................................................................95
SECTION 11.16 Independence of Covenants......................................................................95


Exhibit A-1 - Form of Series A Security
Exhibit A-2 - Form of Series B Security
Exhibit B   - Form of Legend for Global Securities
Exhibit C   - Transferee Certificate for Non-QIB Accredited Investors
Exhibit D   - Transferee Certificate for Transfers Pursuant Regulation S



Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                  INDENTURE dated as of December 9, 1998, between BIG FLOWER PRESS HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware, as Issuer (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a national banking association duly organized and existing under the laws of the United States, as Trustee (the "Trustee").

                  The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders:


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1  DEFINITIONS.

                  "Accrued Bankruptcy Interest" means all interest accruing subsequent to the occurrence of any events specified in Section 6.1(vi) or (vii) or which would have accrued but for any such event.

                  "Adjusted Consolidated Net Income" means, with respect to any Person for any period, (i) the Consolidated Net Income of such Person for such period plus (ii) in the case of the Company and its Restricted Subsidiaries, (A) all cash received during such period by the Company or any Restricted Subsidiary from its Unrestricted Subsidiaries but only to the extent that the Company elects to so include such cash payments (in whole or in part) in Adjusted Consolidated Net Income and not as a reduction in the carrying value of the Investment in such Unrestricted Subsidiary (whether or not in accordance with GAAP), such election to be made prior to the making of a Restricted Payment based upon such cash received and (B) amortization, depreciation and other non-cash charges relating to acquisitions by the Company since its formation, including goodwill, non-compete agreements, the stepped-up basis on assets acquired and deferred financing costs, in each case to the extent such items reduced Consolidated Net Income. Each item of Adjusted Consolidated Net Income will be determined in conformity with GAAP, except as set forth in this definition and except that, for purposes of the application of Accounting Principles Board Opinions Nos. 16 and 17, such Person may select an amortization practice allowable by GAAP up to 40 years, notwithstanding the use of a different amortization in such Person's consolidated financial statements. Any designation of a Subsidiary of the Company as a Restricted Subsidiary or Unrestricted Subsidiary at or prior to the time of the calculation of Adjusted Consolidated Net Income of a Subsidiary will be treated as if it had occurred at the beginning of the applicable period.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling," "controlled by," and "under common control with") another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, of the controlled Person, whether through ownership of voting securities, by agreement or otherwise.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Agent Bank" means Bankers Trust Company and/or any successor agent or agents pursuant to the Credit Agreement.

                  "Agent Members" has the meaning provided in Section 2.14.

                  "Asset Sale" means, with respect to any Person, in one or a series of related transactions, the sale, lease, conveyance, disposition or other transfer by the referent Person of any of its assets (including by way of sale and leaseback and including the sale or other transfer or issuance of any of the Capital Stock of any Subsidiary of the referent Person); PROVIDED that notwithstanding the foregoing, the term "Asset Sale" shall not include the sale, lease, conveyance, disposition or other transfer of (i) all or substantially all of the assets of the Company, as permitted pursuant to Section 5.1, (ii) any assets between the Company and any Restricted Subsidiary, (iii)(A) cash and cash equivalents, (B) inventory and (C) any other tangible or intangible asset, in each case in the ordinary course of business of the Company or the Restricted Subsidiaries, (iv) the sale of accounts receivable pursuant to the Receivables Financing or (v) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof.

                  "Asset Sale Payment Date" has the meaning provided in
Section 4.12.

                  "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment or, in the case of Redeemable Stock, each successive scheduled mandatory redemption payment of such security or instrument multiplied by the amount of such principal payment or, in the case of Redeemable Stock, mandatory redemption payment by (ii) the sum of all such principal payments or, in the case of Redeemable Stock, mandatory redemption payments.

                  "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means with respect to the Company or any Person, the board of directors of the Company or such Person or any committee of such board of directors duly authorized to act for it hereunder.

                  "Board Resolution" means with respect to the Company or any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or such Person to have been duly adopted by the Board of Directors of the Company or such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York, Hartford, Connecticut or any city in which the principal trust office of the Trustee is located are required or authorized by law, regulation or other governmental action to be closed.

                  "Capital Lease Obligation" means, with respect to any Person, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

                  "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

                  "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of one year or less from the date of acquisition issued or directly and fully guaranteed or insured by the United States of America or any agency or in-strumentality thereof; PROVIDED that the full faith and credit of the United States of America or any agency or instrumentality thereof is pledged in support thereof; (ii) bank deposits of, or certificates of deposit or acceptances with a maturity of one year or less from the date of acquisition of, any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of one year or less from the date of acquisition issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; PROVIDED that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depositary Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and
(v) money market funds and mutual funds, the assets of which are solely invested in (i) through (iv) above.

                  "Change of Control" means (i) an event or series of events by which any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined under Rule 13d-3 under the Exchange Act) directly or indirectly of more than 50% of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under certain circumstances) having the right to vote in the election of directors or (ii) the replacement of a majority of the Board of Directors over a one-year period from the directors who constituted the Board of Directors at the beginning of such period, which replacement shall not have been approved by the Board of Directors as so constituted at the beginning of such period or (a) by directors whose nomination for election by the stockholders of the Company was approved by such Board of Directors or (b) by directors elected by such Board of Directors or (c) by directors approved in the same manner as (a) or (b) above that were nominated or elected by directors approved as set forth in (a) or (b) above. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if one or more of the above events occurs or circumstances exist and, after giving effect to the transaction giving rise to such events or circumstances, the Company's Fixed Charge Coverage Ratio is 3.0 to 1 or greater.

                  "Change of Control Date" has the meaning provided in
Section 4.15.

                  "Change of Control Offer" has the meaning provided in
Section 4.15.

                  "Change of Control Payment Date" has the meaning provided in
Section 4.15.

                  "Change of Control Purchase Price" has the meaning provided in
Section 4.15.

                  "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

                  "Consolidated EBITDA" means, with respect to any Person for any period and without duplication, the Adjusted Consolidated Net Income of such Person for such period plus (a) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Adjusted Consolidated Net Income, plus (b) consolidated Interest Expense, whether paid or accrued, to the extent such expense was deducted in computing Adjusted Consolidated Net Income (including amortization of original issue discount and non-cash interest payments), plus (c) depreciation, amortization and other non-cash charges to the extent such depreciation, amortization and other non-cash charges were deducted in computing Adjusted Consolidated Net Income (including amortization of goodwill and other intangibles).

                  "Consolidated Fixed Charges" means, with respect to any Person for any period, the (a) consolidated Interest Expense, whether paid or accrued, to the extent such expense was deducted in computing Adjusted Consolidated Net Income (including amortization of original issue discount and non-cash inter-est payments) and (b) aggregate amount of all dividends paid or accumulated by such Person during such period on Qualified Preferred Stock and all cash dividend payments by such Person during such period on all series of other preferred stock of such Person and its Subsidiaries, other than dividends paid by such Person during such period on preferred stock of Unrestricted Subsidiaries and dividends paid to such Person or its Subsidiaries (other than in the case of the Company and its Restricted Subsidiaries, Unrestricted Subsidiaries) times a fraction, the numerator of which is one and the denominator of which is one minus the then Current Effective Consolidated Tax Rate of such Person during such period.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (other than, in the case of the Company and its Subsidiaries, Unrestricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the net income (or loss) of any Person which is not a Subsidiary of the referent Person or is accounted for by the equity method of accounting by such referent Person shall be included only to the extent of the amount of cash dividends or distributions (including tax sharing payments) paid to the referent Person during such period or a Subsidiary of the referent Person (other than, in the case of the Company and its Restricted Subsidiaries, Unrestricted Subsidiaries), (ii) except to the extent includable pursuant to the foregoing clause (i), the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries shall be excluded, (iii) any gains or losses of such Person for such period attributable to Asset Sales net of related tax costs or tax benefits, as the case may be, shall be excluded and (iv) all extraordinary gains or losses of such Person for such period shall be excluded.

                  "Consolidated Net Worth" means, with respect to any Person, at any date of determination, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person and its Subsidiaries on a consolidated basis, less amounts attributable to Redeemable Stock of such Person, each item to be determined in conformity with GAAP (excluding the effects of (i) foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52 and

(ii) the application of Accounting Principles Board Opinions Nos. 16 and 17 and related interpretations).

                  "Consolidated Tangible Assets" means, with respect to any Person, at any time, the total consolidated assets of such Person less the consolidated assets of such Person which constitute goodwill, in each case as set forth on such Person's most recent balance sheet.

                  "Covenant Defeasance" has the meaning provided in Section 8.2.

                  "Credit Agreement" means that certain amended and restated credit agreement dated as of June 22, 1998, by and among the Company, certain of its Subsidiaries, Big Flower Holdings, Inc., certain financial institutions parties thereto and Bankers Trust Company and Credit Suisse First Boston, as agents, providing for a revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, supplemented, extended, renewed, refunded, refinanced, restructured or replaced from time to time (including, without limitation, any extension of maturity thereof, or the inclusion of additional borrowers or guarantors thereunder), in each case in whole or in part, whether by the same or any other lender or group of lenders.

                  "Currency Agreement" means the obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

                  "Current Effective Consolidated Tax Rate" means, with respect to any Person for any period, cash income taxes paid or payable by such Person for such period DIVIDED by the amount of income used in determining the amount of such cash income taxes paid or payable, in each case without giving effect to any gains on Asset Sales.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means The Depositary Trust Company, its nominees and successors.

                  "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Credit Agreement and (ii) any Senior Indebtedness permitted under this Indenture having a principal amount of at least $15.0 million that is designated as "Designated Senior Indebtedness" by written notice from the Company to the Trustee.

                  "8 7/8% Notes" means the $350 million aggregate principal amount of the Company's 8 7/8% Senior Subordinated Notes due 2007.

                  "8 7/8% Issue Date" means June 20, 1997.

                  "Equity Interests" means Capital Stock, warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

                  "Event of Default" has the meaning provided in Section 6.1.

                  "Excess Proceeds" has the meaning provided in Section 4.12.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Indebtedness" means Indebtedness of the Company and the Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date.

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall, in the case of any assets or property the fair market value of which exceeds $1.5 million, be evidenced by a Board Resolution (certified by the Secretary or Assistant Secretary of the Company) delivered to the Trustee.

                  "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of Consolidated EBITDA for such Person for such period to Consolidated Fixed Charges for such Person for such period. For purposes of the foregoing computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges, (a) the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio shall be assumed to have occurred on the first day of the four-quarter period for which the Fixed Charge Coverage Ratio is being determined (the "Reference Period"), (b) any acquisition or divestiture of assets or the Capital Stock of any Subsidiary of such Person (Restricted Subsidiary, in the case of the Company) which occurred during the Reference Period or subsequent to the Reference Period and prior to the date of the transaction referenced in clause (a) above (the "Transaction Date") shall be assumed to have occurred on the first day of the Reference Period, excluding, in the case of an acquisition of assets or Capital Stock, any operating expense or cost reduction of such Person or the Person to be acquired which, in the good faith estimate of management, will be eliminated or realized, as the case may be, as a result of such acquisition, as if such acquisition of assets or Capital Stock (including the incurrence of any Indebtedness in connection with any such acquisition and the application of the proceeds thereof) took place on the first day of the Reference Period and as if the elimination of such operating expense and the realization of such cost reductions were achieved on the first day of the Reference Period; PROVIDED that the foregoing eliminations of operating expenses and realizations of cost reductions shall be of the types permitted to be given effect to in accordance with Article 11 of Regulation S-X under the Exchange Act as in effect on the Issue Date, (c) the incurrence of any Indebtedness during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date and the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period, (d) Consolidated Fixed Charges attributable to any Indebtedness (whether existing or being incurred) computed on a PRO FORMA basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Company) is party to an Interest Rate Agreement which will remain in effect for the twelve-month period after the Transaction Date and which has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used and (e) there shall be excluded from Consolidated Fixed Charges any portion of such Consolidated Fixed Charges related to any amount of Indebtedness that was outstanding during or subsequent to the Reference Period but is not outstanding on the Transaction Date, except for Consolidated Fixed Charges actually incurred with respect to Indebtedness borrowed (as adjusted pursuant to clause (d)) under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Transaction Date.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States at the time and for the period as to which such accounting principles are to be applied; PROVIDED, HOWEVER, that, for purposes of determining compliance with covenants in this Indenture, "GAAP" means such generally accepted accounting principles as in effect as of the Issue Date.

                  "Global Security" has the meaning provided in Section 2.2.

                  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part of all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical or legal effect of which is to assure in any way the payment or performance (or payment of damages in the event of a non-performance) of all or any part of such obligation, including, without limitation, the payment of amounts drawn down by letters of credit.

                  "Holder" or "Securityholder" means a Person in whose name a Security is registered. The Holder of a Security will be treated as the owner of such Security for all purposes.

                  "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become directly or indirectly liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "in-currable" and "incurring" shall have meanings correlative to the foregoing).

                  "Indebtedness" means, with respect to any Person, any indebtedness in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement obligations with respect thereto) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to financing leases), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (except that any such balance that constitutes a trade payable and/or an accrued liability arising in the ordinary course of business shall not be considered Indebtedness), and shall also include, to the extent not otherwise included, any Capital Lease Obligations, the maximum fixed repurchase price of any Redeemable Stock or preferred stock of any Subsidiary (Restricted Subsidiary, in the case of the Company) of such Person (except, with respect to the Company, to the extent such Restricted Subsidiary guarantees the obligations under the Securities), indebtedness secured by a Lien to which the property or assets owned or held by such Person are subject, whether or not the obligations secured thereby shall have been assumed and guarantees of items that would be included within this definition to the extent of such guarantees (exclusive of whether such items would appear upon such balance sheet). For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock or preferred stock of any Restricted Subsidiary of such Person which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or such preferred stock as if such Redeemable Stock or such preferred stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; PROVIDED that if such Redeemable Stock or such preferred stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock or such preferred stock. The amount of Indebtedness of any Person at any date shall be, in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person are subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

                  "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

                  "Independent Financial Advisor" means an accounting, appraisal, investment banking or consulting firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company and its Affiliates.

                  "Initial Purchasers" means BT Alex. Brown Incorporated, Chase Securities Inc. and Goldman, Sachs & Co.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "interest," when used with respect to any Security, means the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(a)(vi) and (vii) or which would have accrued but for any such event.

                  "Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest in respect of Indebtedness (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net cost (benefit) associated with Interest Rate Agreements, and excluding amortization of deferred finance fees) and all but the principal component of rentals in respect of Capital Lease Obligations, paid, accrued or scheduled to be paid or accrued by such Person during such period.

                  "Interest Payment Date," when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

                  "Interest Rate Agreements" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

                  "Investment" means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business which are recorded as accounts receivable on the balance sheet of any Person or its Subsidiaries) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by any other Person; in each case, other than as a result of the issuance of Capital Stock of such Person or the delivery of Capital Stock of such Person's direct or indirect parent. For the purpose of Section 4.8, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment to the extent such distribution constitutes a return on capital in accordance with GAAP; PROVIDED, HOWEVER, that in the case of an Investment in an Unrestricted Subsidiary, the Company may elect to include such cash payments (in whole or in part) in Adjusted Consolidated Net Income and not as a reduction in the carrying value of the Investment in such Unrestricted Subsidiary (whether or not in accordance with GAAP), such election to be made prior to the making of a Restricted Payment based upon such dividend or distribution.

                  "Issue Date" means December 9, 1998, the date of first issuance of the Notes under this Indenture.

                  "Legal Defeasance" has the meaning provided in Section 8.2.

                  "Legal Holiday" means any day other than a Business Day.

                  "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give any security interest in and any filing or other agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Maturity Date" means, when used with respect to any Security, the date specified in such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to Section 6.2 or any Net Proceeds Offer or Change of Control Offer).

                  "Net Proceeds" means, with respect to any Asset Sale, the aggregate amount of U.S. Legal Tender (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursements or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in each such case, only as and when so received) received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale, net of (i) the cash expenses of such sale (including, without limitation, the payment of principal, premium, if any, and interest on Indebtedness required to be paid as a result of such Asset Sale (other than pursuant to Section 4.12) and legal, accounting and investment banking fees and sales commissions), (ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Proceeds on such date and (iv) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof.

                  "Net Proceeds Offer" has the meaning provided in Section 4.12.

                  "Net Proceeds Payment Date" has the meaning provided in
Section 4.12.

                  "Non-U.S. Person" means a Person who is not a U.S. Person, as defined in Regulation S.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering Memorandum" means the Offering Memorandum dated December 2, 1998 pursuant to which $250.0 million of the Securities were offered, and any supplement thereto.

                  "Officer" means the Chairman, the President, any Vice President, the Chief Financial Officer, the Chief Executive Officer, the Chief Operating Officer, the Treasurer, the Secretary or the Controller of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company.

                  "Offshore Physical Securities" has the meaning provided in
Section 2.2.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include outside or in-house counsel to the Company.

                  "Paying Agent" has the meaning provided in Section 2.3.

                  "Payment Blockage Period" has the meaning provided in
Section 10.2.

                  "Permitted Investments" means (i) cash or Cash Equivalents,
(ii) Investments that are in Persons (including Unrestricted Subsidiaries) who derive substantial revenues from operations similar or ancillary to the business of the Company or its Restricted Subsidiaries as conducted at the time of such Investment and that have the purpose of furthering the operations of the Company and its Restricted Subsidiaries; PROVIDED that Investments of the type described in this clause (ii) shall not exceed $25.0 million at any one time outstanding in the case of Persons which are not Restricted Subsidiaries or which do not in connection with such Investment become a Restricted Subsidiary, (iii) advances to employees and officers of the Company and its Subsidiaries not in excess of $1.0 million at any one time outstanding, (iv) loans to employees, officers and directors of the Company and its Subsidiaries to finance the purchase of Equity Interests in the Company, (v) accounts receivable created or acquired in the ordinary course of business, (vi) obligations or shares of Capital Stock received in connection with any good faith settlement or bankruptcy proceeding involving a claim relating to a Permitted Investment, (vii) Currency Agreements and Interest Rate Agreements and other similar agreements designed to hedge against fluctuations in foreign exchange rates and interest rates entered into in the ordinary course of business in connection with the operation of the Company's or its Restricted Subsidiaries' businesses and (viii) agreements designed to hedge against fluctuations in the cost of raw materials entered into in the ordinary course of business in connection with the operation of the Company's and its Restricted Subsidiaries' business ("Raw Material Hedge Agreements").

                  "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business, deposits made to obtain the release of such Liens, and with respect to amounts not yet delinquent for a period of more than 60 days or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business; (vi) Liens (including extensions, renewals and replacements thereof) upon real or tangible personal property acquired after the date of this Indenture whether or not such Liens existed on the date of acquisition of such property; PROVIDED that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the item of property subject thereto, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (c) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item and (d) the incurrence of such Indebtedness is permitted by Section 4.9;
(vii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (ix) judgment and attachment Liens not giving rise to an Event of Default; (x) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (xi) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the industry, in each case securing Indebtedness under Interest Rate Agreements, Currency Agreements and Raw Material Hedge Agreements; (xii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Subsidiaries, (xiii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company and its Restricted Subsidiaries; (xiv) any interest or title of a lessor in the property subject to any Capital Lease Obligations or operating lease; (xv) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xvi) Liens permitted or required by the Credit Agreement as in effect on the Issue Date; (xvii) Liens securing Senior Indebtedness and Liens on assets of Restricted Subsidiaries securing Indebtedness of such Restricted Subsidiaries; (xviii) Liens between the Company and any Restricted Subsidiary or between Restricted Subsidiaries; (xix) Liens on assets of Restricted Subsidiaries securing letters of credit issued in the ordinary course of business of such Restricted Subsidiaries; (xx) additional Liens at any one time outstanding with respect to assets of the Company and its Restricted Subsidiaries the fair market value of which does not exceed $15.0 million on the date of determination; (xxi) Liens existing on the Issue Date and any extensions, renewals or replacements thereof; (xxii) Liens deemed to arise from the Receivables Financing; and (xxiii) the Lien granted to the Trustee under this Indenture and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for Indebtedness permitted by the terms of this Indenture.

                  "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity of any kind.

                  "Physical Security" means, collectively, the Offshore Physical Securities and the U.S. Physical Securities.

                  "principal" of a debt security means the principal amount of the security plus, when appropriate, the premium, if any, on the security.

                  "preferred stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person (other than Common Stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Private Placement Legend" means the legend initially set forth on the Series A Securities in the form set forth on Exhibit A-1.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                  "Qualified Preferred Stock" means preferred stock of the Company that is designated as such pursuant to clause (ii) or (iv) of the second paragraph of Section 4.8.

                  "Raw Material Hedge Agreements" has the meaning provided in the definition of "Permitted Investments."

                  "Receivables Financing" means the receivables facility in effect on the Issue Date in the amount of $150.0 million, pursuant to which (x) the Company's Subsidiaries from time to time sell or otherwise transfer accounts receivable and related assets to a special-purpose corporation (the "Receivables Subsidiary") and (y) the Receivables Subsidiary sells or otherwise transfers accounts receivable and related assets (or interests therein) to the purchasers, as the same may be amended, modified, supplemented, extended, renewed, refunded, refinanced, restructured or replaced from time to time (includ-ing, without limitation, any extension of maturity thereof, or the inclusion of additional purchasers thereunder).

                  "Redeemable Stock" means any Equity Interest which, by its terms (or by terms of any security into which it is convertible or for which it is exchangeable before the Stated Maturity of the Securities) or upon the happening of any event, matures or is mandatorily redeemable (other than for Capital Stock not constituting Redeemable Stock), in whole or in part, prior to the Maturity Date, or is, by its terms or upon the happening of any event, redeemable at the option of the holder thereof, in whole or in part, at any time prior to the Maturity Date, except for Equity Interests of the Company issued to employees, officers and directors of the Company and its Subsidiaries pursuant to agreements containing provisions for the repurchase of such Equity Interest upon death, disability or termination of employment or directorship of such Persons; PROVIDED that any Equity Interest that is considered to be Redeemable Stock solely because it is redeemable upon the occurrence of the same events that would require a redemption or repurchase of the Securities shall not be deemed to be Redeemable Stock; PROVIDED, FURTHER, that such Equity Interest is not convertible or exchangeable into debt.

                  "Redemption Date" means, with respect to any Security, the Maturity Date of such Security or the date on which such Security is to be redeemed by the Company pursuant to the terms of the Securities.

                  "Refinancing Indebtedness" has the meaning provided in clause
(ix) of the second paragraph of Section 4.9.

                  "Refunding Equity Interests" has the meaning provided in clause (ii)(A) of the second paragraph of Section 4.8.

                  "Registered Exchange Offer" means the offer to exchange the Series B Securities for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

                  "Registrar" has the meaning provided in Section 2.3.

                  "Registration Rights Agreement" means the Registration Rights Agreement by and among the Company and the Initial Purchasers, relating to $250.0 million of the Securities and dated the Issue Date, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

                  "Restricted Payment" has the meaning provided in Section 4.8.

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; PROVIDED that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

                  "Restricted Subsidiary" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.9 (without giving effect to clauses
(i) through (xvi) of the second paragraph thereof), on a pro forma basis taking into account such designation.

                  "Retired Equity Interests" has the meaning provided in clause
(ii)(A) of the second paragraph of Section 4.8.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the Series A Securities and Series B Securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securityholder" means Holder.

                  "Senior Indebtedness" means any Indebtedness permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (a) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company, (b) Indebtedness that is represented by Redeemable Stock, (c) any liability for Federal, state, local or other taxes owed or owing by the Company, (d) Indebtedness of the Company to any Subsidiary of the Company, (e) trade payables and (f) Indebtedness that is incurred in violation of this Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this definition if the holder(s) of such obligation or their representative or the Company shall have furnished to the Trustee an opinion of counsel unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an officers' certificate of the Company) to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture).

                  "Series A Securities" means the 8 5/8% Senior Subordinated Notes due 2008, Series A, issued, authenticated and delivered under this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture, substantially in the form set forth in Exhibit A-1.

                  "Series B Securities" means the 8 5/8% Senior Subordinated Notes due 2008, Series B (the terms of which are identical to the Series A Securities except that the Series B Securities shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Series A Securities), to be issued in exchange for the Series A Securities pursuant to the Registered Exchange Offer and this Indenture, substantially in the form set forth in Exhibit A-2.

                  "Significant Restricted Subsidiary" means any Restricted Subsidiary which accounted for more than 10% of the Company's Consolidated Tangible Assets or more than 10% of the Company's consolidated revenues or more than 10% of the Company's Consolidated EBITDA, in each case as of the end of, or for, the Company's most recent fiscal year.

                  "Stated Maturity" means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (other than pursuant to any provision providing for the repurchase of such security at the option of the holder thereof).

                  "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at such time, directly or indirectly, owned by such Person.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "Trust Officer" means an officer of the Trustee assigned to the Corporate Trustee Administration Department or similar department performing corporate trust work, or any successor to such department or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary, unless such Subsidiary owns any Capital Stock of, or owns, or holds any Lien on, any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (a) the Company certifies that such designation complies with Section 4.8 and (b) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.9 (without giving effect to clauses
(i) through (xvi) of
the second paragraph thereof) on a PRO FORMA basis taking into account such designation.

                  "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "U.S. Physical Securities" means Securities issued in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A-1 or Exhibit A-2.

                  SECTION 1.2  INCORPORATION BY REFERENCE OF TRUST INDENTURE
                               ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  (a)  "Commission" means the SEC;

                  (b)  "indenture securities" means the Securities;

                  (c)  "indenture security holder" means a Securityholder;

                  (d)  "indenture to be qualified" means this Indenture;

                  (e) "indenture trustee" or "institutional trustee" means the Trustee; and

                  (f) "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

                  SECTION 1.3  RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (a)  a term has the meaning assigned to it;

                  (b)  "or" is exclusive;

                  (c) words in the singular include the plural, and words in the plural include the singular;

                  (d)  provisions apply to successive events and transactions;

                  (e) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

                  (f) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company.


                                   ARTICLE II

                                 THE SECURITIES

                  SECTION 2.1  FORM AND DATING.

                  The Series A Securities and the Series B Securities and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibits A-1 and A-2 annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rule, usage or agreement to which the Company is subject. Each Security shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

                  SECTION 2.2  EXECUTION AND AUTHENTICATION.

                  Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature.

                  If a Person whose signature is on a Security as an Officer no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate Series A Securities for original issue on the Issue Date in the aggregate principal amount not to exceed $250,000,000, upon receipt of an Officers' Certificate. In addition, on or prior to the date of consummation of the Registered Exchange Offer, the Trustee or an authenticating agent shall authenticate Series B Securities and, if required by the Registration Rights Agreement, Private Exchange Notes (as defined in the Registration Rights Agreement) to be issued at the time of consummation of the Registered Exchange Offer in the aggregate principal amount of up to $250,000,000 upon receipt of an Officers' Certificate. In addition, the Trustee shall authenticate Securities issued in one or more series (such Securities to be substantially in the form of Exhibit A-1 or Exhibit A-2 (and if in the form of Exhibit A-1, the same principal amount of Securities in the form of Exhibit A-2 in exchange therefor upon consummation of a registered exchange offer)) in an aggregate principal amount not to exceed $100,000,000 upon receipt of an Officers' Certificate. In each case, the Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated and shall be signed by two Officers directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein have been complied with. The aggregate principal amount of Securities outstanding at any time may not exceed $350,000,000 except as provided in Section 2.7.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same authenticating rights and duties as the Trustee in any dealings hereunder with the Company or with any Affiliate of the Company.

                  The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

                  Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A-1 ("Global Securities"), deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                  Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of certificated Securities in registered form set forth in Exhibit A-1 ("Offshore Physical Securities").

                  SECTION 2.3  REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, City of New York, State of New York) where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may act as its own Paying Agent, except that for the purposes of payments on account of principal on the Securities pursuant to Sections 4.12 and 4.15, neither the Company nor any Affiliate of the Company may act as Paying Agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the forego-ing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7.

                  The Company initially appoints the Trustee as Registrar and Paying Agent and agent for service of notices and demands in connection with the Securities.

                  SECTION 2.4  PAYING AGENT TO HOLD MONEY IN TRUST.

                  Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(i) or (ii), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.5  SECURITYHOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders and otherwise comply with TIA Sections 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

                  SECTION 2.6  TRANSFER AND EXCHANGE.

                  Subject to the provisions of Sections 2.14 and 2.15, when Securities are presented to the Registrar or a co-Registrar with a request from the Holder of such Securities to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; PROVIDED that every Security presented or surren-dered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Securities evidencing such transfer or exchange. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 2.10, 4.12, 4.15 or 9.5 (in which events the Company will be responsible for the payment of such taxes). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security
(i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part.

                  SECTION 2.7  REPLACEMENT SECURITIES.

                  If a mutilated Security is surrendered to the Registrar or the Trustee or if the Holder of a Security of any series claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder of such Security furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company's expenses in replacing such Security and the Trustee may charge the Company for the Trustee's expenses in replacing such Security. Every replacement Security shall constitute an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

                  SECTION 2.8  OUTSTANDING SECURITIES.

                  The Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for

(a) those canceled by it, (b) those delivered to it for cancellation, (c) those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a BONA FIDE purchaser in whose hands such Security is a legal, valid and binding obligation of the Company.

                  If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.9  TREASURY SECURITIES.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Company or any Subsidiary or an Affiliate of the Company shall be deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities that the Trustee knows are so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

                  SECTION 2.10 TEMPORARY SECURITIES.

                  Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Un-til such exchange, such temporary Securities shall be entitled to the same rights, benefits and privileges as the definitive Securities.

                  SECTION 2.11 CANCELLATION.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of canceled Securities unless the Company directs the Trustee to return such Securities to the Company, and, if so disposed, shall deliver a certificate of disposition thereof to the Company. The Company may not reissue or resell, or issue new Securities to replace, Securities that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

                  SECTION 2.12 DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date. Such record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Securityholder a notice that states the record date, the payment date and the amount of defaulted interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.1(i) shall be paid to Holders of Securities as of the regular record date for the interest payment date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

                  SECTION 2.13 CUSIP NUMBER.

                  The Company in issuing the Securities may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.

                  SECTION 2.14 BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

                  (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. U.S. Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities, in accordance with the rules and procedures of the Depository, only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue U.S. Physical Securities.

                  (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surren-dered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of U.S. Physical Securities of authorized denominations.

                  (d) Any U.S. Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) shall, except as otherwise provided by paragraphs (a)(i)(x) and
(c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the U.S.
Physical Securities set forth in Exhibit A-1.

                  (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  SECTION 2.15 SPECIAL TRANSFER PROVISIONS.

                  (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after December 9, 2000 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto, together, in the case of clause (i)(x) with such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                   (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                    (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                   (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

                  (c) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.15 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

                  (d) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section
2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                   ARTICLE III

                                   REDEMPTION

                  SECTION 3.1  NOTICES TO TRUSTEE.

                  If the Company elects to redeem Securities pursuant to Section 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed.

                  The Company shall give each notice provided for in this
Section 3.1 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Securities.

                  SECTION 3.2  SELECTION OF SECURITIES TO BE REDEEMED.

                  If less than all of the Securities are to be redeemed, the Trustee shall select Securities to be so redeemed in compliance with applicable legal requirements and the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, by lot, pro rata or in such other fair and reasonable manner chosen at the discretion of the Trustee; PROVIDED that, with respect to re-demptions made with net proceeds of issuances of Equity
Interests of the Company as described in the second paragraph of Section 5 of each of the Securities, such redemptions shall be made on a pro rata basis (to the extent permitted by the Depository).

                  The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount of each certificate selected for redemption.

                  SECTION 3.3  NOTICE OF REDEMPTION.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause the mailing of a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed at such Holder's address as it appears on the Securities register maintained by the Registrar with a copy to the Trustee and any Paying Agent.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (a)  the Redemption Date;

                  (b)  the redemption price to be paid;

                  (c)  the name and address of the Paying Agent;

                  (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

                  (e) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities to be redeemed;

                  (f) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

                  (g) if less than all of the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed; and

                  (h) the CUSIP number, if any.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

                  SECTION 3.4  EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the Redemption Date, but interest installments whose Interest Payment Date is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

                  SECTION 3.5  DEPOSIT OF REDEMPTION PRICE.

                  On or prior to the Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date.

                  If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit sufficient funds with the Paying Agent, interest will continue to accrue from and including the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Securities.

                  SECTION 3.6  SECURITIES REDEEMED IN PART.

                  Upon surrender to the Paying Agent of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.1  PAYMENT OF SECURITIES.

                  The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture.

                  An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any Subsidiary of the Company or any Affiliate of any thereof) holds on such date immediately available funds designated for and sufficient to pay such installment.

                  The Company shall pay interest (including Accrued Bankruptcy Interest) on overdue principal and on overdue installments of interest, in each case at the rate per annum specified in the Securities, to the extent lawful.

                  SECTION 4.2  MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency, where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the corporate trust office of the Trustee set forth in Section 11.2 as an agency of the Company in accordance with Section 2.3.

                  SECTION 4.3  CORPORATE EXISTENCE.

                  Subject to Article V hereof, the Company shall do or cause to be done, at its own cost and expense, all things necessary to, and will cause each of its Restricted Subsidiaries to, preserve and keep in full force and effect the corporate existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Restricted Subsidiaries; PROVIDED that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any of its Restricted Subsidiaries, if in the judgment of the Board of Directors or management of the Company (i) such preservation or existence is not desirable in the conduct of business of the Company or such Restricted Subsidiary and (ii) the loss of such right, license or franchise or the dissolution of such Restricted Subsidiary is not adverse in any material respect to the Holders.

                  SECTION 4.4  PAYMENT OF TAXES AND OTHER CLAIMS.

                  The Company shall and shall cause each of its Subsidiaries to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property and (b) all material lawful claims for labor, materials and supplies which, if unpaid, would be reasonably likely to by law become a Lien upon its property or the property of any of its Subsidiaries; PROVIDED that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves (in the good faith judgment of the Board of Directors or management of the Company) have been made in accordance with GAAP.

                  SECTION 4.5 MAINTENANCE OF PROPERTIES; BOOKS AND RECORDS; COMPLIANCE WITH LAW.

                  (a) The Company shall and shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; PROVIDED that nothing in this Section 4.5 shall prevent the Company or any Restricted Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the reasonable and good faith judgment of the Board of Directors or management of the Company or the Restricted Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be, or
(iii) otherwise permitted by this Indenture.

                  (b) The Company shall and shall cause each of its Restricted Subsidiaries to keep proper and true books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary, and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

                  (c) The Company shall and shall cause each of its Subsidiaries to comply in all material respects with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

                  SECTION 4.6  COMPLIANCE CERTIFICATES; NOTICE OF DEFAULT.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of its fiscal year, an Officers' Certificate complying with
Section 314(a)(4) of the TIA stating (i) that a review of the activities of the Company and the ac-tivities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Securities and (ii) that, to the best knowledge of such Officer after due inquiry, the Company has kept, observed, performed and fulfilled, in each case in all material respects, each and every covenant and other obligation contained in this Indenture and the Securities and is not in default in the performance or observance of any of the terms, provisions and conditions hereof and has not failed to comply with any other obligation hereunder (or, if a Default, Event of Default or failure to comply with any other obligation hereunder shall have occurred, describing with particularity all such Defaults, Events of Default or failures to comply with any other obligation hereunder of which such Officer may have knowledge, including, but not limited to, their status and what action the Company is taking or proposes to take with respect thereto).

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a reading of the relevant provisions of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention as they relate to accounting matters and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; PROVIDED that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

                  (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 4.7  REPORTS.

                  (a) The Company shall deliver to the Trustee and mail to each Holder, within 15 days after the filing of the same with the SEC, copies of its annual report and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA Sections 314(a).

                  (b) If the Company ceases to be subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC, to the extent permitted, and distribute to the Trustee and to each Holder copies of the quarterly and annual financial information that would have been required to be filed with the SEC pursuant to the Exchange Act had the Company been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. All such financial information shall include consolidated financial statements (including footnotes) prepared in accordance with GAAP. Such annual financial information shall also include an opinion thereon expressed by an independent accounting firm of established national reputation. All such consolidated financial statements shall be accompanied by a "Management's Discussion and Analysis of Financial Condition and Results of Operations." The financial information to be distributed to Holders shall be filed with the Trustee and mailed to the Holders at their respective addresses appearing in the register of the Securities maintained by the Registrar, within 120 days after the end of the Company's fiscal year and within 60 days after the end of each of the first three quarters of each such fiscal year.

                  SECTION 4.8  LIMITATION ON RESTRICTED PAYMENTS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's Capital Stock or other Equity Interests (other than dividends or distributions payable in Equity Interests (other than Redeemable Stock) of the Company), (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or
(iii) make any Investment (other than a Permitted Investment) (the foregoing actions set forth in clauses (i) through (iii) being referred to as "Restricted Payments"), if:

                  (a) a Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or shall occur immediately after giving effect thereto; or

                  (b) immediately after such Restricted Payment and after giving effect thereto on a PRO forma basis, the Company could not incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.9 (without giving effect to clauses (i) through (xvi) of the second paragraph thereof); or

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made after the 8 7/8% Issue Date exceeds the sum of (1) 50% of the amount of the Adjusted Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 1997 through the end of the Company's fiscal quarter ending immediately prior to the time of such Restricted Payment (or, if Adjusted Consolidated Net Income for such period is a deficit, 100% of such deficit) PLUS (2) 100% of the aggregate amounts contributed to the capital of the Company from and after the 8 7/8% Issue Date PLUS (3) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of property other than cash received by the Company from and after the 8 7/8% Issue Date from the issue or sale of Equity Interests of the Company (other than such Equity Interests issued or sold to a Restricted Subsidiary and other than Redeemable Stock) or any Indebtedness or security convertible into or exchangeable for any such Equity Interest that has been so converted or exchanged (excluding the net cash proceeds from issuances and sales of Equity Interests financed, directly or indirectly, using borrowed funds from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid) PLUS (4) $75.0 million.

                  The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration thereof such payment would have complied with the provisions of this Indenture; (ii)(A) the retirement of any Equity Interests of the Company (the "Retired Equity Interests") either in exchange for or out of the net proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of other Equity Interests of the Company (the "Refunding Equity Interests") other than any Redeemable Stock and (B) if the Retired Equity Interest consti-tuted Qualified Preferred Stock, the declaration and payment of dividends on the Refunding Equity Interest in an aggregate amount per year no greater than the aggregate amount of dividends per year that was declarable and payable on such Retired Equity Interest immediately prior to such retirement to the extent such Refunding Equity Interest is designated to be Qualified Preferred Stock by the Company at the time of its issuance; (iii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company issued to employees, officers or directors of the Company and its Subsidiaries pursuant to agreements containing provisions for the repurchase of such Equity Interests upon death, disability or termination of employment or directorship of such Persons, or in accordance with the Company's insider trading policy, not to exceed $5.0 million in any fiscal year PLUS the aggregate cash proceeds from any reissuance during such fiscal year of Equity Interests by the Company to employees, officers or directors of the Company and its Subsidiaries PLUS the aggregate cash proceeds from any payments on life insurance policies with respect to any employees, officers or directors of the Company and its Subsidiaries which proceeds are used to purchase the Equity Interests of the Company held by any such employees, officers or directors; (iv) the declaration and payment of dividends to holders of any class or series of the Company's preferred stock issued after the Issue Date (including, without limitation, the declaration and payment of dividends on Refunding Equity Interests in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this paragraph); PROVIDED that at the time of such issuance the Company's Fixed Charge Coverage Ratio for the four full fiscal quarters ending immediately prior to the date of such issuance would have been at least 1.25 to 1, determined on a PRO FORMA basis as if such issuance was at the beginning of such four-quarter period, and at the time of issuance, such preferred stock is designated by the Company to be Qualified Preferred Stock; and (v) an Investment in any Unrestricted Subsidiary either in exchange for Equity Interests of the Company (other than Redeemable Stock) or out of the proceeds of the sale (other than to a Restricted Subsidiary) of Equity Interests of the Company (other than Redeemable Stock) received by the Company not more than 12 months prior to the date of such Investment (to the extent such sale of Equity Interests has not previously been included in any calculation under clause (c) above for purposes of permitting a Restricted Payment); PROVIDED that, in the cases of clauses
(iii) (other than with respect to the repurchase of Equity Interests with insurance proceeds), (iv) and (v), no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or shall occur immediately after giving effect thereto.

                  In determining the aggregate amount expended for Restricted Payments in accordance with clause (c) above, (1) no amounts expended under clause (iii) (only with respect to the use of insurance proceeds to repurchase Equity Interests) of the immediately preceding paragraph shall be included and
(2) 100% of the amounts expended under clauses (i), (ii), (iii) (other than with respect to the repurchase of Equity Interests with insurance proceeds), (iv) and
(v) of the immediately preceding paragraph shall be included.

                  SECTION 4.9  LIMITATION ON ADDITIONAL INDEBTEDNESS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness unless the Company's Fixed Charge Coverage Ratio for its four full fiscal quarters ending immediately prior to the date such additional Indebtedness is created, incurred, issued, assumed or guaranteed would have been at least 2.25 to 1, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds of such Indebtedness) as if the additional Indebtedness had been created, incurred, issued, assumed or guaranteed at the beginning of such four-quarter period.

                  The foregoing limitations will not apply to the incurrence of
(i) Indebtedness pursuant to the Credit Agreement in an amount equal to $475.0 million; (ii) Existing Indebtedness, including the 8-7/8% Notes; (iii) Indebtedness represented by the Securities in an aggregate principal amount equal to $250.0 million; (iv) Capital Lease Obligations; (v) Indebtedness constituting purchase money obligations for property acquired in the ordinary course of business or other similar financing transactions; (vi) Indebtedness incurred in connection with capital expenditures not to exceed 6% of the Company's consolidated net sales (as set forth in the Company's consolidated statement of operations, as determined in accordance with GAAP) in any fiscal year; (vii) Indebtedness constituting reimbursement obligations with respect to letters of credit, including, without limitation, letters of credit in respect of workers' compensation claims, issued for the account of the Company or a Restricted Subsidiary in the ordinary course of business, or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims; (viii) additional Indebtedness in an aggregate principal amount up to $45.0 million at any one time outstanding for the Company and its Restricted Subsidiaries; (ix) Indebtedness created, incurred, issued, assumed or given in exchange for, or the proceeds of which are used, to extend, refinance, renew, replace, substitute or refund any Indebtedness permitted under this Indenture or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund such Indebtedness, including any additional Indebtedness incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness"); PROVIDED that (A) the principal amount of such Refinancing Indebtedness shall not exceed the outstanding principal amount of Indebtedness (including unused commitments) so extended, refinanced, renewed, replaced, substituted or refunded PLUS any amounts incurred to pay premiums and fees in connection therewith, (B) in the case of Refinancing Indebtedness for Indebtedness permitted under clause
(ii) of this paragraph (other than Senior Indebtedness), the Refinancing Indebtedness shall have an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded and (C) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated to the Securities, such Refinancing Indebtedness is subordinated to the Securities at least to the same extent as the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded; (x) intercompany Indebtedness incurred in connection with Investments in Unrestricted Subsidiaries; PROVIDED that such Investments are permitted by
Section 4.8; (xi) Indebtedness under Raw Material Hedge Agreements; (xii) Indebtedness under Currency Agreements and Interest Rate Agreements; PROVIDED that in the case of Currency Agreements which relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company outstanding other than as a result of fluctuations in foreign currency exchange rates;
(xiii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; (xiv) Indebtedness between the Company and any Restricted Subsidiary or between Restricted Subsidiaries; (xv) guarantees by Restricted Subsidiaries of Indebtedness of the Company or any Restricted Subsidiary if the Indebtedness so guaranteed is permitted under this Indenture; and (xvi) the Company's Obligations arising from the repurchase, redemption or other acquisition of Equity Interests from employees, officers or directors of the Company and its Subsidiaries to the extent permitted by Section 4.8.

                  Notwithstanding anything in this Indenture to the contrary, the consummation of the transactions contemplated by the Receivables Financing shall not be deemed to be the incurrence of Indebtedness by the Company or by any Restricted Subsidiary.

                  SECTION 4.10 DIVIDENDS AND PAYMENT RESTRICTIONS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in, or measured by, its profits, owned by the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of: (A) the terms (as in effect on the Issue Date) of Existing Indebtedness, (B) the terms (as in effect on the Issue Date) of the Credit Agreement, (C) the terms of Indebtedness of the Company or any of its Restricted Subsidiaries incurred in accordance with
Section 4.9; PROVIDED that the terms of any such Indebtedness constitute no greater encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make distributions, make loans or advances or transfer properties or assets than the encumbrances or restrictions imposed by the terms of the Credit Agreement as in effect on the Issue Date, (D) the terms of the indenture governing the 8 7/8% Notes, the 8 7/8% Notes, this Indenture and the Securities, (E) applicable law, (F) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (G) the terms of purchase money obligations for property acquired in the ordinary course of business, but only to the extent that such purchase money obligations restrict or prohibit the transfer of the property so acquired, (H) any encumbrance or restriction with respect to a Restricted Subsidiary that was not a Restricted Subsidiary on the Issue Date, which encumbrance or restriction is in existence at the time such Person becomes a Restricted Subsidiary or is created on the date it becomes a Restricted Subsidiary, (I) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the

Capital Stock or assets of such Restricted Subsidiary, (J) the terms of the Receivables Financing or (K) any encumbrance or restriction existing under any amendment to, and any agreement which refinances or replaces, the agreements described in clauses (A), (B), (C), (D), (H) and (J); PROVIDED that the terms and conditions of any such encumbrances or restrictions contained in any such amendment or agreement as determined in good faith by the Board of Directors of the Company constitute no greater encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make distributions, make loans or advances or transfer properties or assets than those under or pursuant to the agreement evidencing the Indebtedness or obligations so amended, refinanced or replaced. Nothing contained in this covenant shall prevent the Company or a Restricted Subsidiary from entering into any agreement permitting or providing for the incurrence of Liens otherwise permitted by Section 4.11.

                  SECTION 4.11 LIMITATION ON LIENS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any asset now owned or hereafter acquired by it, or any income or profits therefrom or assign or convey any right to receive income therefrom. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume any Lien upon its properties or assets if the Company shall cause the Securities to be equally and ratably secured with all other Indebtedness secured by such Lien for so long as such other Indebtedness shall be so secured.

                  SECTION 4.12 LIMITATION ON ASSET SALES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale that results in Net Proceeds in excess of $1.5 million (including the sale of any of the Capital Stock of any Restricted Subsidiary) unless such Asset Sale is for fair market value as determined by the Board of Directors acting reasonably and in good faith and the Company or any Restricted Subsidiary applies the Net Proceeds from such Asset Sale to one or more of the following in such combination as it shall choose: (a) an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company or its Restricted Subsidiaries as conducted at the time of such Asset Sale; PROVIDED that such investment occurs on or prior to the 366th day following the date of such Asset Sale (the "Asset Sale Payment Date");
(b) a Net Proceeds Offer (as defined below) expiring on or prior to the Asset Sale Payment Date; or (c) in the case of an Asset Sale by the Company, the purchase, redemption or other prepayment or repayment of outstanding Senior Indebtedness on or prior to the Asset Sale Payment Date and, in the case of an Asset Sale by any Restricted Subsidiary, the purchase, redemption or other prepayment or repayment of any Indebtedness of such Restricted Subsidiary on or prior to the Asset Sale Payment Date; PROVIDED that any prepayment or repayment of amounts outstanding under the Credit Agreement in excess of $20.0 million in the aggregate after the Issue Date shall be a permanent reduction in the commitment thereunder in the amount of such excess. Notwithstanding the foregoing, in the event such Net Proceeds, after giving effect to any investment or payment permitted by clause (a) or (c) above (the "Excess Proceeds"), are less than $15.0 million, the application of the Excess Proceeds to a Net Proceeds Offer may be deferred until such time as the Excess Proceeds, plus the aggregate amount of any subsequent Net Proceeds not otherwise invested or applied to repay amounts outstanding under the Senior Indebtedness of the Company or under the Indebtedness of any Restricted Subsidiary, as the case may be, as permitted by clause (a) or (c) above, are at least equal to $15.0 million, at which time the Company shall apply all the Excess Proceeds to a Net Proceeds Offer. Upon completion of a Net Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

                  For purposes of clause (b) of the preceding paragraph, the Company will apply that portion of the Net Proceeds of the Asset Sale required to make a tender offer in accordance with applicable law (a "Net Proceeds Offer") to repurchase Securities at a price not less than 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase, which date shall be no earlier than 30 days nor later than 45 days after the date of mailing of the Net Proceeds Offer (the "Net Proceeds Payment Date"). The Company may, at its option, receive credit against any Net Proceeds Offer for the principal amount of Securities acquired by the Company or any of its Subsidiaries and surrendered for cancellation within six months prior to or at any time after the date of such Asset Sale relating to such Net Proceeds Offer and before the Net Proceeds Payment Date. Any Net Proceeds Offer will be made by the Company only if and to the extent permitted under, and subject to prior compliance with, the terms of any agreement governing Senior Indebtedness of the Company or Indebtedness of a

Restricted Subsidiary, as the case may be. If the Company commences a Net Proceeds Offer and securities of the Company ranking PARI PASSU in right of payment with the Securities are outstanding at the commencement of such Net Proceeds Offer and the terms of such securities provide that a similar offer must be made with respect thereto, then the Net Proceeds Offer for the Securities shall be made concurrently with such other offer and securities of each issue will be accepted PRO RATA in proportion to the aggregate principal amount of securities of each issue which the holders of securities of such issue elect to have purchased. After the last date on which Holders are permitted to tender their Securities in a Net Proceeds Offer, the Company will not be restricted under this Section 4.12 as to its use of any remaining Net Proceeds available to make such Net Proceeds Offer but not used to redeem Securities pursuant hereto.

                  Notwithstanding the foregoing, if, at the time of an Asset Sale by the Company or any Restricted Subsidiary, the Company's Fixed Charge Coverage Ratio for the four fiscal quarter period ending immediately prior to the date of such Asset Sale would have been at least 2.75 to 1, determined on a PRO forma basis as if such Asset Sale occurred at the beginning of such four-quarter period, then any Net Proceeds received will not be subject to this
Section 4.12.

                  At such time as the Company determines to make a Net Proceeds Offer, it shall so notify the Trustee in writing. Within 15 days thereafter, it shall mail or cause the Trustee to mail (in the Company's name and at its expense) notice of a Net Proceeds Offer to the Holders of the Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Net Proceeds Offer shall remain open from the time of mailing for at least 20 Business Days and until the close of business on the third Business Day prior to the Net Proceeds Payment Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

                    (i) that the Net Proceeds Offer is being made pursuant to this Section 4.12;

                   (ii) the purchase price (including the amount of accrued and unpaid interest, if any) for each Security and the Net Proceeds Payment Date;

                  (iii) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

                   (iv) that any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date unless the Company shall fail to make payment therefor;

                    (v) that Holders electing to have Securities purchased pursuant to a Net Proceeds Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the third Business Day immediately preceding the Net Proceeds Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                   (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third Business Day immediately preceding the Net Proceeds Payment Date, a telex or facsimile transmission (confirmed by overnight delivery of the original thereof) or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (vii) that if Securities in a principal amount in excess of the Holders' PRO RATA share of the Net Proceeds are tendered pursuant to a Net Proceeds Offer, the Company shall purchase Securities on a PRO RATA basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                 (viii) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                   (ix) the instructions that Holders must follow in order to tender their Securities.

                  On or before the Net Proceeds Payment Date, the Company shall
(i) accept for payment, on a PRO RATA basis among the Securities, Securities or portions thereof tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Paying Agent the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Net Proceeds Offer on the first Business Day following the Net Proceeds Payment Date. To the extent the Holders' PRO RATA portion of a Net Proceeds Offer is not fully subscribed to by such Holders, the Company may retain such unutilized portion of the Net Proceeds. The Paying Agent shall promptly deliver to the Company the balance of any moneys held by the Paying Agent after payment to the Holders of Securities as aforesaid.

                  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations (including Rule 14e-1 under the Exchange Act) in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

                  SECTION 4.13 TRANSACTIONS WITH AFFILIATES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except for (i) transactions (including any investments, loans or advances by or to any Af-filiate) the terms of which in good faith are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis between unaffiliated parties (as determined by the Board of Directors of the Company acting reasonably and in good faith, as evidenced by a resolution of such Board of Directors); PROVIDED that, in the case of any transaction with an Affiliate involving aggregate consideration in excess of $10.0 million, either (A) such transaction is entered into in the ordinary course of the business of the Company or its Restricted Subsidiaries, (B) a majority of the directors of the Company unaffiliated with such Affiliate or, if there are no such directors, a majority of the directors of the Company approve such transaction or (C) the Company or such Restricted Subsidiary, as the case may be, delivers to the Trustee and the Holders a written opinion of a nationally recognized investment banking firm stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view, (ii) payments by the Company or any of its Restricted Subsidiaries made pursuant to any financial advisory, financing, underwriting or placement agreement; PROVIDED that the terms of any such arrangement or agreement shall be on terms which in good faith are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be (as determined by the Board of Directors of the Company acting reasonably and in good faith, as evidenced by a resolution of such Board of Directors), (iii) any Restricted Payment not otherwise prohibited under Section 4.8, (iv) the payment of reasonable and customary regular fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries, (v) advances or loans to employees, officers and directors of the Company and its Subsidiaries permitted by clauses (iii) and (iv) of the definition of Permitted Investments and (vi) transactions between or among any of the Company and its Restricted Subsidiaries.

                  SECTION 4.14 LIMITATION ON CREATION OF SENIOR SUBORDINATED
                               DEBT.

                  The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is expressly by its terms subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Securities.

                  SECTION 4.15 CHANGE OF CONTROL.

                  In the event of a Change of Control (the date of such occurrence being the "Change of Control Date"), if either (i) the Company does not redeem Securities pursuant to the third paragraph of Paragraph 5 of the Securities or (ii) such Change of Control occurs after December 1, 2003, the Company shall notify the Holders in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer"), on a Business Day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Securities then outstanding at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

                  Notice of a Change of Control Offer shall be mailed by the Company not less than 30 days nor more than 45 days before the Change of Control Payment Date to the Holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the third Business Day prior to the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                  (a) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Securities will be accepted for payment;

                  (b) the purchase price (including the amount of accrued and unpaid interest, if any) for each Security and the Change of Control Payment Date;

                  (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

                  (d) that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date unless the Company shall fail to make payment therefor;

                  (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the third Business Day prior to the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                  (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third Business Day prior to the Change of Control Payment Date, a telex or facsimile transmission (confirmed by overnight delivery of the original thereof) or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (g) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

                  (h) the instructions that Holders must follow in order to tender their Securities; and

                  (i) a brief description of the events resulting in such Change of Control (including, but not limited to, information with respect to PRO FORMA historical financial information after giving effect to such Change of Control, information regarding the Persons acquiring control and such Person's business plans going forward, in each such case to the extent available and not subject to confidentiality restrictions).

                  On the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Payment Date.

                  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations (including Rule 14e-1 under the Exchange Act) in connection with the purchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

                  SECTION 4.16 WAIVER OF STAY; EXTENSION OF USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein or in the Securities, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.17 MAINTENANCE OF INSURANCE.

                  The Company shall, and shall cause each of its Subsidiaries to, keep at all times all of their respective properties and assets which are of an insurable nature (as determined by reference to industry standards) insured reasonably and appropriately as prudent business judgment would require against loss or damage and shall obtain such other reasonable and appropriate insurance as is required or so appropriate for the nature of the business and other risks encountered by the Company and its Subsidiaries, in each case with insurers reasonably and in good faith believed by the Company to be responsible and financially sound, to the extent that insurance of a similar character and nature is usually so obtained by corporations similarly situated and that are at any such time conducting business substantially similar to that of the Company and its Subsidiaries in accordance with prudent business practices.


                                    ARTICLE V

                              SUCCESSOR CORPORATION

                  SECTION 5.1 LIMITATION ON MERGERS, CONSOLIDATIONS OR SALES OF
                              ASSETS.

                  The Company shall not in a single transaction or a series of related transactions consolidate with or merge with or into another Person, or directly or indirectly sell, transfer, lease or convey substantially all of its properties and assets to another Person (except any Restricted Subsidiary; PROVIDED that in connection with any merger of the Company with any such Restricted Subsidiary, no consideration (other than common stock in the surviving corporation or the Company) shall be issued or distributed to the stockholders of the Company), or permit any Person to merge with or into it unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation or partnership organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture; (ii) immediately before and immediately after giving effect to such transaction or series of transactions, no Default or Event of Default under this Indenture shall have occurred and be continuing; and (iii) immediately before and immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or assumed in anticipation of or in connection with such transaction or series of transactions), the Company could incur $1.00 of additional Indebtedness under the first paragraph of Section 4.9 (without giving effect to clauses (i) through (xvi) of the second paragraph thereof).

                  SECTION 5.2 SUCCESSOR ENTITY SUBSTITUTED.

                  Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.


                                   ARTICLE VI

                              DEFAULT AND REMEDIES

                  SECTION 6.1 EVENTS OF DEFAULT.

                  "Event of Default", whenever used herein, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be occasioned or prohibited by the provisions of Article X and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (i) a default in the payment of interest on any Security when the same shall become due and payable and the continuance of such default for a period of 30 days or more; or

                   (ii) a default in the payment of all or any part of the principal of any Security when and as the same shall become due and payable at maturity, or upon acceleration, redemption, or otherwise, including default in the payment of the purchase price required to be offered in a Net Proceeds Offer and a Change of Control Offer; or

                  (iii) a failure by the Company and its Subsidiaries to comply with any of the other agreements or covenants in or provisions of the Securities or this Indenture which failure continues for the period and after the notice specified below;

                   (iv) a default under any mortgage, indenture or instrument under which there may be issued or evidenced any Indebtedness for borrowed money by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee is now existing or hereafter created if either (x) such default results from the failure to pay the final scheduled principal installment in an amount of at least $15.0 million in respect of any such Indebtedness on the stated maturity date thereof (after giving effect to any applicable grace periods) or (y) as a result of such default the maturity of such Indebtedness has been accelerated prior to its express maturity, and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which the principal amount remains unpaid upon its final maturity (after giving effect to any extension of such maturity date by the holder of such Indebtedness and the expiration of any applicable grace period) or the maturity of which has been so accelerated, aggregates $15.0 million or more;

                    (v) a final judgment or final judgments for the payment of money, or the issuance of any warrant of attachment against any portion of the property or the assets of the Company or any of its Restricted Subsidiaries, that in the aggregate, equal or exceed $15.0 million at any one time shall be entered against the Company or any of its Restricted Subsidiaries and such judgment or judgments or warrant of attachment shall not be discharged, satisfied, stayed, annulled or rescinded within 60 days of being entered, or in the case of any final judgment which provides for payment over time, from any applicable payment date;

                   (vi) the Company or any Significant Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case or proceeding;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding;

                           (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property;

                           (D) makes a general assignment for the benefit of its
                  creditors;

                           (E) files an answer or consent seeking reorganization
                  or relief; or

                           (F) shall generally not pay its debts as such debts
                  become due or shall admit in writing its inability to pay its debts generally; or

                  (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Significant Restricted Subsidiary as a debtor in an involuntary case or proceeding;

                           (B) appoints a Custodian of the Company or any
                  Significant Restricted Subsidiary or a Custodian for all or substantially all of their respective properties; or

                           (C) orders the liquidation of the Company or any
                  Significant Restricted Subsidiary;

                  and in each case the order or decree remains unstayed and in effect for 60 days.

                  A Default under clause (iii) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company and the Trustee, in writing of the Default and the Company does not cure the Default within 45 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                  SECTION 6.2  ACCELERATION.

                  If an Event of Default (other than an Event of Default specified in Section 6.1(vi) or (vii) above with respect to the Company) occurs and is continuing, then, and in every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities, by notice in writing to the Company (and to the Trustee if given by Holders), may declare all of the unpaid principal of and accrued interest thereon to be due and payable immediately. In the event of a declaration of acceleration because of an Event of Default described in clause
(iv) of Section 6.1 above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such payment default is cured or waived or the holders of the Indebtedness which is the subject of such event of default have rescinded their declaration of acceleration in respect of such Indebtedness within 60 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (iv) of Section 6.1 above has occurred that has not been cured or waived within 60 days of the declaration of such acceleration in respect thereof and if
(i) the repayment of Indebtedness or annulment of such acceleration, as the case may be, would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except non-payment of principal or interest which have become due solely due to such acceleration, have been cured or waived. If an Event of Default specified in Section 6.1(vi) or (vii) with respect to the Company occurs, all unpaid principal of and accrued interest due and payable on all the outstanding Securities shall IPSO FACTO become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in aggregate principal amount of the then outstanding Securities, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, a Default or an Event of Default if:

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on all Securities, (ii) the principal of any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the

         Securities, (iii) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Securities and (iv) all sums paid or advanced by the Trustee under this Indenture and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (b) all Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived. Notwithstanding the previous sentence, no waiver shall be effective for any Default or Event of Default in the payment of the principal of or interest on any Security held by a nonconsenting Holder or any Default or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each then outstanding Security, unless all such affected Holders agree, in writing, to waive such Default or Event of Default. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

                  In the event that the maturity of the Securities is accelerated pursuant to this Section 6.2, 100% of the principal amount thereof plus accrued interest to the date of payment shall become due and payable.

                  SECTION 6.3  OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

                  SECTION 6.4  WAIVER OF PAST DEFAULT.

                  Subject to Sections 6.7 and 9.2, prior to the declaration of acceleration of the maturity of the Securities, the Holder or Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding by written notice to the Company and the Trustee may waive on behalf of all the Holders any past default under this Indenture and its consequence, except a default in the payment of principal of or interest on any Security or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected pursuant to Section 9.2.

                  SECTION 6.5  CONTROL BY MAJORITY.

                  The Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.3. However, the Trustee may refuse to follow any direction that conflicts with law, the Securities or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of another Securityholder or that may involve the Trustee in personal liability.

                  SECTION 6.6  LIMITATION ON SUITS.

                  A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue a remedy;

                  (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity; and

                  (e) during such 30-day period the Holders of at least a majority in principal amount of the then outstanding Securities do not give the Trustee a direction which is inconsistent with the request.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

                  SECTION 6.7  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.8  COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the interest rate and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  SECTION 6.9  TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or any of its Subsidiaries (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each

Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

                  SECTION 6.10 PRIORITIES.

                  If the Trustee collects any money pursuant to this Article VI, it shall pay out such money in the following order:

                  First:  to the Trustee for amounts due under Section 7.7;

                  Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Third:  to the Company.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Article VI.

                  SECTION 6.11 UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities.

                  SECTION 6.12 RIGHTS AND REMEDIES CUMULATIVE.

                  No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 6.13 DELAY OR OMISSION NOT WAIVER.

                  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this
Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                   ARTICLE VII

                                     TRUSTEE

                  SECTION 7.1  DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                    (i) The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                   (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificate or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i) This paragraph does not limit the effect of paragraph
         (b) of this Section 7.1.

                   (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.4 and 6.5.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  SECTION 7.2  RIGHTS OF TRUSTEE.

                  Subject to Section 7.1:

                  (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith and without negligence which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture or the TIA.

                  (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                  SECTION 7.3  INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, or its Subsidiaries and Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

                  SECTION 7.4  TRUSTEE'S DISCLAIMER.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture, or any statement in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.5  NOTICE OF DEFAULTS.

                  If a Default or an Event of Default with respect to the Securities occurs and is continuing and is known to a Trust Officer, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 30 days after it occurs or, if later, within 10 days after such Default or Event of Default becomes known to the Trustee, unless such Default or Event of Default has been cured. Except in the case of a Default or Event of Default in the payment of principal of or interest on any Security, including an acceleration, and the failure to make payment when required by Sections 4.12 and 4.15, the Trustee may withhold the notice to the Holders if and so long as a committee of its Trust Officers determines in good faith that withholding the notice is in the interest of the Holders.

                  SECTION 7.6  REPORTS BY TRUSTEE TO HOLDERS.

                  Within 60 days after each May 15 beginning with May 15, 1999, the Trustee shall transmit to each Securityholder a report dated as of May 15 of the relevant year that complies with the requirements of TIA Sections 313(a). The Trustee also shall comply with TIA Sections 313(b) and TIA Sections 313(c) and (d). A copy of such report at the time of its transmission to Securityholders shall be filed with the SEC, if required, with each stock exchange, if any, on which the Securities are listed and with the Company.

                  The Company shall promptly notify the Trustee if the Securities become listed on any stock exchange and the Trustee shall comply with TIA Sections 313(d).

                  SECTION 7.7  COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee, the Paying Agent and the Registrar from time to time reasonable compensation for their respective services rendered hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by each of them in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable compensation, reasonable out-of-pocket disbursements and reasonable expenses of the Trustee's agents and counsel.

                  The Company shall indemnify and hold harmless the Trustee and its agents, employees, officers, directors and shareholders against any claim, demand, expense (including but not limited to attorneys' fees and expenses), loss or liability incurred by it arising out of or in connection with the administration of its duties under this Indenture. The Trustee shall notify the Company promptly of any claim asserted against it for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; PROVIDED that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by it in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(vi) or (vii) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  SECTION 7.8  REPLACEMENT OF TRUSTEE.

                  The Trustee may resign at any time by so notifying the Company in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent which consent shall not be unreasonably withheld. The Company may remove the Trustee if:
                  (a)  the Trustee fails to comply with Section 7.10;

                  (b)  the Trustee is adjudged a bankrupt or an insolvent;

                  (c) a receiver or other public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in principal amount of then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9  SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee; PROVIDED such corporation shall be otherwise qualified and eligible under this Article VII.

                  SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and (2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Sections 310(b); PROVIDed that there shall be excluded from the operation of TIA Sections 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Sections 310(b)(1) are met. The provisions of TIA Sections 310 shall apply to the Company, as obligor of the Securities.

                  SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST
                               COMPANY.

                  The Trustee shall comply with TIA Sections 311(a), excluding any creditor relationship listed in TIA Sections 311(b). A Trustee who has resigned or been removed shall be subject to TIA Sections 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.1  TERMINATION OF THE COMPANY'S OBLIGATIONS.

                  The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                  (a) either (i) pursuant to Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Securities have otherwise become due and payable hereunder;

                  (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption; PROVIDED that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Securities and, PROVIDED, FURTHER, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article X;

                  (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur immediately after giving effect to such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

                  (d) the Company shall have paid all other sums payable by it hereunder; and

                  (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other material agreement or material instrument then known to such counsel that binds or affects the Company.

                  Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.5, 2.6, 2.7, 4.1, 4.2, 7.7, 8.5 and 8.6 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of
Section 2.8. After the Securities are no longer outstanding, the Company's obligations in Sections 7.7, 8.5 and 8.6 shall survive.

                  After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

                  SECTION 8.2  LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

                  (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph
(b) or (c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.3.

                  (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.3, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and dis-charged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.4 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under Section 8.3 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article X or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when and to the extent such payments are due, (ii) the Company's obligations with respect to such Securities under Article II and Section 4.2 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, including Section 7.7 hereof and (iv) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

                  (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.3 hereof, be released from its obligations under the covenants contained in Sections 4.8 through 4.15 and
Article V hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Section 8.3 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article X or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.1(iii) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.3 hereof, Sections 6.1(iii), 6.1(iv) and 6.1(v) shall not constitute Events of Default.

                  SECTION 8.3 CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The following shall be the conditions to the application of either Section 8.2(b) or 8.2(c) hereof to the outstanding Securities:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Securities, U.S. Legal Tender, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of or interest on the Securities; PROVIDED that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

                  (b) in the case of an election under Section 8.2(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this

         Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.2(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article VIII concurrently with such incurrence) or insofar as Sections 6.1(vi) and 6.1(vii) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                  (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Indebtedness, including, without limitation, those arising under this Indenture, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

                  Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above of this Section 8.3 need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

                  SECTION 8.4  APPLICATION OF TRUST MONEY.

                  The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.3 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

                  Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U. S. Government Obligations held by it as provided in Section 8.3 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  SECTION 8.5  REPAYMENT TO THE COMPANY.

                  Subject to this Article VIII, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; PROVIDED that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

                  SECTION 8.6  REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; PROVIDED that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or

U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 9.1  WITHOUT CONSENT OF HOLDERS.

                  Without the consent of any Holders, the Company, when authorized by resolutions of its Board of Directors (copies of which shall be delivered to the Trustee) and the Trustee may amend or supplement this Indenture or the Securities without notice to any Holder for any of the following purposes:

                  (a)  to cure any ambiguity, defect or inconsistency herein;

                  (b) to add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;

                  (c)  to provide for collateral for the Securities;

                  (d) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (e) to effect or maintain the qualification of this Indenture under the TIA;

                  (f) to evidence the succession in accordance with Article V hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                  (g) to make any other change that does not adversely affect the rights of any Holder; PROVIDED that in making such change, the Trustee may rely upon an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder.

                  SECTION 9.2  WITH CONSENT OF HOLDERS.

                  Subject to Section 6.7 and the provisions of this Section 9.2, the Company, when authorized by resolution of its Board of Directors (copies of which shall be delivered to the Trustee), and the Trustee may amend or supplement this Indenture with the written consent of the Holders of at least a ma-jority in aggregate principal amount of the Securities then outstanding. Subject to Section 6.7 and the provisions of this Section 9.2, the Holders of, in the aggregate, at least a majority in principal amount of the then outstanding Securities affected may waive compliance by the Company with any provision of this Indenture without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4 may not:

                  (a) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                  (b) reduce the rate or extend the time for payment of interest on any Security;

                  (c) reduce the principal amount of any Security, or reduce the redemption price or the repurchase price pursuant to Section 4.12 or 4.15;

                  (d) change the Maturity Date, the Net Proceeds Payment Date (other than in accordance with Section 4.12) or Change of Control Payment Date (other than in accordance with Section 4.15) of any Security;

                  (e) alter the redemption provisions of Article III in a manner adverse to any Holder;

                  (f) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal of, interest on, or redemption payment with respect to, any Security;

                  (g) make any changes in Section 6.4, 6.7 or this clause (g);

                  (h) make the principal of, or the interest on, any Security payable with anything or in any manner other than as provided for in this Indenture and the Securities as in effect on the Issue Date;

                  (i) waive a Default or an Event of Default in the payment of principal of or interest on the Securities or that resulted from failure to make the payments required by Section 4.12 or 4.15;

                  (j) make any change to the subordination provisions of this Indenture and the Securities in a manner that adversely affects the Holders; or

                  (k) make any changes relating to (i) the right of the Trustee to file proof of claim in any bankruptcy or similar proceeding, or (ii) the limitation on the right of Holders to direct the Trustee to institute legal proceedings with respect to this Indenture or to such provision.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  Notwithstanding the foregoing, no amendment shall modify any provision of Article X of the Indenture without the consent of each holder of any then outstanding Designated Senior Indebtedness.

                  After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

                  SECTION 9.3  COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment to or supplement of this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

                  SECTION 9.4  REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under Sections 316(b) of the TIA.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses (a) through (k) of Section 9.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it.

                  SECTION 9.5  NOTATION ON OR EXCHANGE OF SECURITIES.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may (in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee may (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

                  SECTION 9.6  TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. The Company may not sign an amendment until its Board of Directors approves it.


                                    ARTICLE X

                                  SUBORDINATION

                  SECTION 10.1 SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS.

                  The Company, for itself and its successors, and each Holder, by his acceptance of Securities, agrees that the payment of the principal of and interest on the Securities is subordinated, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness, whether outstanding on the Issue Date or thereafter incurred, including any interest accruing subsequent to a bankruptcy or other similar proceeding whether or not such interest is an allowed claim enforceable against the Company in a bankruptcy case under Title 11 of the United States Code.

                  This Article X shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

                  SECTION 10.2 NO PAYMENT ON SECURITIES IN CERTAIN
                               CIRCUMSTANCES.

                  (a) No direct or indirect payment by or on behalf of the Company of principal of or interest on the Securities whether pursuant to the terms of the Securities or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of principal of or interest on any Senior Indebtedness, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of the Senior Indebtedness. In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon the occurrence of (a) receipt by the Trustee of written notice from the holders of a majority of the outstanding principal amount of the Designated Senior Indebtedness or their Representative, or (b) if such event of default results from the acceleration of the Securities, the date of such acceleration, no such payment may be made by or on behalf of the Company upon or in respect of the Securities for a period ("Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of a majority of the outstanding principal amount of the Designated Senior Indebtedness or their Representative who delivered such notice). Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 179 days from the date on which such Payment Blockage Period was commenced. Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. For all purposes of this paragraph, no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holders of such Designated Senior Indebtedness or their Representative whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                  (b) In furtherance of the provisions of Section 10.1, in the event that, notwithstanding the foregoing provisions of this Section 10.2, any payment on account of principal of or interest on the Securities or to redeem (or make a deposit in redemption of), defease or acquire any of the Securities shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment was prohibited by the provisions of this Section 10.2, then, unless and until such payment is no longer prohibited by this Section 10.2, such payment (subject to the provisions of Section 10.6) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of the Senior Indebtedness held or represented by each, and shall be paid over or delivered to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to enable payment in full in cash and cash equivalents to the holders of Senior Indebtedness of all Senior Indebtedness remaining unpaid, after giving effect to all concurrent payments and such distributions to or for the holders of Senior Indebtedness.

                  The Company shall give prompt written notice to the Trustee of any default or event of default, and any cure or waiver thereof, or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

                  SECTION 10.3 SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL
                               SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF COMPANY.

                  Upon any distribution of assets of the Company of any kind or character, whether in cash, property or securities upon any dissolution, winding up, total or partial liquidation or reorganization of the Company (including, without limitation, in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company):

                  (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash or cash equivalents of all amounts payable under Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not such interest is an allowed claim against the Company in any such proceeding), before the Holders or the Trustee on behalf of the Holders are entitled to receive any payment on account of the principal of or interest on the Securities;

                  (b) any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article X, shall be paid by the Company or by any liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Indebtedness or their Representa-tive, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents of all Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of principal of or interest on the Securities before all Senior Indebtedness is paid in full in cash or cash equivalents, such payment or distribution (subject to the provisions of Section 10.6) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of the Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, and shall be paid over or delivered to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness.

                  The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company or assignment for the benefit of creditors by the Company.

                  SECTION 10.4 HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF
                               SENIOR INDEBTEDNESS.

                  Subject to the payment in full in cash or cash equivalents of all Senior Indebtedness, the Holders of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company, or by or behalf of the Holders by virtue of this Article X, which otherwise would have been made to the Holders, shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of amounts payable under the Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash or cash equivalents.

                  SECTION 10.5 OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

                  Nothing contained in this Article X or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article X, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets or securities of the Company referred to in this
Article X, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts per-tinent thereto or to this Article X. Nothing in this Section 10.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

                  SECTION 10.6 TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT
                               PROHIBITED IN ABSENCE OF NOTICE.

                  The Trustee or any Paying Agent shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or Paying Agent, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or from any trustee or agent therefor, and, prior to the receipt of any such written notice, the Trustee or paying agent shall be entitled to assume conclusively that no such facts exist. Unless at least three Business Days prior to the date on which by the terms of this Indenture any moneys are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of the principal, the interest or other amounts due on any Security), the Trustee or Paying Agent shall have received with respect to such moneys the notice provided for in the preceding sentence, the Trustee or Paying Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent. Nothing contained in this
Section 10.6 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 10.2.

                  SECTION 10.7 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR
                               OMISSIONS OF COMPANY OR HOLDERS OF SENIOR
                               INDEBTEDNESS.

                  (a) No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article X shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

                  (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of any Indebtedness of the Company, without incurring responsibility to the holders of any Indebtedness of the Company and without impairing or releasing the subordination provisions contained in this Article X, or the obligations hereunder of the holders of the Indebtedness of the Company do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness or fail to perfect or delay the perfection of any such lien; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                  SECTION 10.8 HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE
                               SUBORDINATION OF SECURITIES.

                  Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article X and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of his securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, ar-rangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 10.9 RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS.

                  The Trustee shall be entitled to all of the rights set forth in this Article X in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

                  SECTION 10.10 ARTICLE X NOT TO PREVENT EVENTS OF DEFAULT.

                  The failure to make a payment on account of principal of or interest on the securities by reason of any provision of this Article X shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1.

                  SECTION 10.11 NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF
                                SENIOR INDEBTEDNESS.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise. Nothing in this Section 10.11 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.


                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1  TRUST INDENTURE ACT CONTROLS.

                  The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the above paragraph, the imposed duties shall control.

                  SECTION 11.2  NOTICES.

                  Any notice or communication shall be sufficiently given if in writing and delivered in Person or mailed by first-class mail or by telecopier, followed by first-class mail, or by overnight service guaranteeing next-day delivery, addressed as follows:

                  (a)  if to the Company:

                       BIG FLOWER PRESS HOLDINGS, INC.
                       3 East 54th Street
                       17th Floor
                       New York, New York  10022
                       Attention:  Secretary
                       Telecopier Number:  (212) 521-1640

                       with a copy to:

                       Sullivan & Cromwell
                       125 Broad Street
                       New York, New York  10004

                       Attention:  Robert E. Buckholz, Jr., Esq.

                       Telecopier Number:  (212) 558-3588

                  (b)  if to the Trustee:

                        State Street Bank and Trust Company
                        Goodwin Square, 23rd Floor
                        225 Asylum Street
                        Hartford, Connecticut  06103

                        Attention:  Corporate Trust Administration

                        Telecopier Number:  (860) 244-1889

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder, including any notice delivered in connection with TIA Sections 310(b), TIA Sections 313(c), TIA Sections 314(a) and TIA Sections 315(b), shall be mailed to such Holder, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 11.3  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

                  Securityholders may communicate pursuant to TIA Sections 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Sections 312(c).

                  SECTION 11.4 CERTIFICATE AND OPINION OF COUNSEL AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with (which officer signing such certificate may rely, as to matters of law, on an Opinion of Counsel), (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate and certificates of public officials) and (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA Sections 314(c).

                  SECTION 11.5 STATEMENTS REQUIRED IN CERTIFICATE AND OPINION OF COUNSEL.

                  Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the Person making such certificate or rendering such Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                  SECTION 11.6  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

                  The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 11.7  LEGAL HOLIDAYS.

                  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  SECTION 11.8            GOVERNING LAW.

                  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY

ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES.

                  SECTION 11.9  NO RECOURSE AGAINST OTHERS.

                  No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

                  SECTION 11.10 SUCCESSORS.

                  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 11.11 COUNTERPARTS.

                  The parties may sign any number of counterparts of this Indenture. Each such counterpart shall be an original, but all of them together represent the same agreement.

                  SECTION 11.12 SEVERABILITY.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                  SECTION 11.13 TABLE OF CONTENTS, HEADINGS, ETC.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 11.14 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its

Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 11.15 BENEFITS OF INDENTURE.

                  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture or the Securities.

                  SECTION 11.16 INDEPENDENCE OF COVENANTS.

                  All covenants and agreements in this Indenture shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                        BIG FLOWER PRESS HOLDINGS, INC.,
                                           as Issuer


                                        By: /s/ Authorized Signatory
                                           -------------------------------------
                                           Name:
                                           Title:


                                        STATE STREET BANK AND TRUST COMPANY,
                                          as Trustee


                                        By: /s/ Authorized Signatory
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                     EXHIBIT A-1


                           [FORM OF SERIES A SECURITY]


                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND IT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR (B) IT IS NOT A U.S. PERSON (AND IS NOT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON) AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO BIG FLOWER PRESS HOLDINGS, INC. (THE "COMPANY"), (B) INSIDE THE UNITED STATES TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a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

STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                  THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF DECEMBER 9, 1998, ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS FROM TIME TO TIME OF SECURITIES.

No.                                                               $

BIG FLOWER PRESS HOLDINGS, INC.

8 5/8% SENIOR SUBORDINATED NOTE DUE 2008
          BIG FLOWER PRESS HOLDINGS, INC. promises to pay to

               or registered assigns the principal sum of

               Dollars on December 1, 2008.

Interest Payment Dates:  January 1 and July 1

Record Dates:  June 15 and December 15

                                         BIG FLOWER PRESS HOLDINGS, INC.,
                                           as Issuer


                                         By:
                                            ------------------------------------
                                                  Authorized Signature


                                         By:
                                            ------------------------------------
                                                  Authorized Signature


Dated:  December 9, 1998

CERTIFICATE OF AUTHENTICATION

                  This is one of the 8 5/8% Senior Subordinated Notes due 2008 referred to in the within-mentioned Indenture.

                                        STATE STREET BANK AND TRUST COMPANY,
                                          as Trustee


                                         By:
                                            ------------------------------------
                                                  Authorized Signature

                              (REVERSE OF SECURITY)


                    8 5/8% SENIOR SUBORDINATED NOTE DUE 2008


                  1. INTEREST. BIG FLOWER PRESS HOLDINGS, INC., a Delaware corporation (the "Company", which term shall include any successor thereto in accordance with the Indenture), promises to pay, until the principal hereof is paid or made available for payment, interest (including any Accrued Bankruptcy Interest) on the principal amount set forth on the reverse side hereof at a rate of 8 5/8% PER ANNUM. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of such Securities through but excluding the date on which interest is paid. Interest shall be payable in arrears on January 1 and July 1 (each an "Interest Payment Date"), commencing July 1, 1999. Interest will be computed on the basis of a 360-day year of twelve full 30-day months.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the June 15 and December 15 immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company's option, interest may be paid by check mailed to the registered address of the Holder of this Security.

                  3. PAYING AGENT AND REGISTRAR. Initially, Sate Street Bank and Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

                  4. INDENTURE. The Company issued the Securities under an Indenture dated as of December 9, 1998 (the "Indenture") between the Company and the Trustee. This Security is one of an issue of Securities of the Company issued under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as amended from time to time. The Securities are subject to all such terms, and Securityholders are referred to the

Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $350,000,000.

                  5. OPTIONAL REDEMPTION. The Company, at its option, may redeem all or any of the Securities, in whole or in part, at any time on or after December 1, 2003 at the redemption prices (expressed in percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the Redemption Date, if redeemed during the 12-month period beginning December 1 of the years indicated below:


                  Year                                           Percentage
                  ----                                           ----------
                  2003...........................................104.313%
                  2004...........................................102.875%
                  2005...........................................101.438%
                  2006 and thereafter............................100.000%


                  In addition, at any time prior to December 1, 2001, the Company may redeem up to 35% of the principal amount of the Securities originally issued with the net proceeds from issuances of Equity Interests of the Company (other than Redeemable Stock) at a redemption price equal to 108.625% of the principal thereof, plus accrued and unpaid interest to the Redemption Date; PROVIDED that at least 65% of the aggregate principal amount of the Notes issued under this Indenture shall remain outstanding after each such redemption. Any such redemption shall occur on or prior to 180 days after the receipt of the proceeds of such issuances of Equity Interests.

                  In addition, at any time prior to December 1, 2003, upon the occurrence of a Change of Control that has been approved by a majority of the Board of Directors of the Company as such Board of Directors was constituted immediately prior to the transaction giving rise to such Change of Control, the Company may redeem the Securities, in whole but not in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the Securities pursuant to this paragraph shall be mailed to holders of the Securities not more than 30 days following the occurrence of a Change of Control. The Company may not redeem Securities pursuant to this paragraph if it has made an offer to repurchase the Securities in accordance with the Indenture with respect to such Change of Control.

                  "Applicable Premium" means, with respect to a Security, the greater of (i) 4.313% of the then outstanding principal amount of such Security and (ii)(a) the present value of all remaining required interest and principal payments due on such Security and all premium payments relating thereto assuming a redemption date of December 1, 2003, computed using a discount rate equal to the Treasury Rate plus 75 basis points minus (b) the then outstanding principal amount of such Security minus (c) accrued interest required to be paid on the redemption date. The Applicable Premium will be stated in an Officers' Certificate, on which the Trustee will be able to rely conclusively.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining term to December 1, 2003; PROVIDED, HOWEVER, that if the then remaining term to December 1, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to December 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Securities or portions thereof called for redemption.

                  7. OFFERS TO PURCHASE. Sections 4.12 and 4.15 of the Indenture provide that after an Asset Sale, or upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of Securities in accordance with the procedures set forth in the Indenture.

                  8. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security or portion of a Security selected for redemption, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

                  9. PERSONS DEEMED OWNERS. The registered holder of a Security may be treated as the owner of it for all purposes.

                  10. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

                  11. AMENDMENT, SUPPLEMENT, WAIVER. The Company and the Trustee may, without the consent of the holders of any outstanding Securities, amend, waive or supplement the Indenture or the Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Securities may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities (and, in certain cases, holders of Designated Senior Indebtedness) to be affected.

                  12. SUCCESSOR CORPORATION. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will, subject to certain exceptions, be released from those obligations.

                  13. DEFAULTS AND REMEDIES. Events of Default include: default in payment of interest on any Security for 30 days; default in payment of principal of or premium on the Se-curities at maturity, or upon acceleration, redemption or otherwise; failure by the Company and its Subsidiaries for 45 days after written notice to it from the Trustee or Holders of at least 25% in principal amount of the then outstanding Securities, to comply with any of the other agreements or covenants in or provisions of the Indenture or the Securities; certain defaults under other Indebtedness; certain final judgments that remain undischarged for 60 days after being entered; and certain events of bankruptcy or insolvency with respect to the Company and its Significant Restricted Subsidiaries. If an Event of Default occurs and is continuing (and has not been waived in accordance with the provisions of the Indenture), the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be immediately due and payable for an amount equal to 100% of the principal amount of the Securities plus accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice, subject to the rights of holders of Senior Indebtedness. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or an Event of Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                  14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, pay dividends and make distributions with respect to or repurchase or otherwise acquire or retire for value any of their Equity Interests, make certain Investments, incur additional Indebtedness, enter into transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of their properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  16. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

                  17. DISCHARGE OF INDENTURE; DEFEASANCE. The Indenture contains provisions for defeasance at any time, upon compliance with certain conditions set forth therein, of (i) the entire indebtedness of this Security or
(ii) certain restrictive covenants and Events of Default with respect to this Security.

                  18. AUTHENTICATION. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

                  19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  20. SUBORDINATION. The Securities are subordinated to all Senior Indebtedness, which includes any Indebtedness permitted to be incurred pursuant to the terms of the "Limitation on Additional Indebtedness" covenant in the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities. Notwithstanding anything to the contrary, Senior Indebtedness shall not include (i) Indebtedness that is expressly subordinated or junior in right of payment to any Indebtedness of the Company, (ii) Indebtedness that is represented by Redeemable Stock, (iii) any liability for federal, state, or local taxes owed or owing by the Company, (iv) Indebtedness of the Company to any Subsidiary of the Company, (v) trade payables and (vi) Indebtedness that is incurred in violation of the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

                  21.   REGISTRATION RIGHTS. Pursuant to the Registration
Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for Securities of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having identical terms as this Security. The Holders of the Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  22. GOVERNING LAW. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  The provisions of this Security are expressly made subject to the more detailed provisions set forth in the Indenture and the Registration Rights Agreement, which shall for all purposes be controlling. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           BIG FLOWER PRESS HOLDINGS, INC.
                           3 East 54th Street
                           17th Floor
                           New York, New York  10022
                           Attention:  Secretary

                                 ASSIGNMENT FORM


If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to


--------------------------------------------------------------------------------

(Insert assignee's social security or tax ID number)
                                                     ---------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint

--------------------------------------------------------------------------------

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:               Your signature:
     --------------                ---------------------------------------------
                                   (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                    ------------------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you wish to have this Security purchased by the Company pursuant to Section 4.12 or 4.15 of the Indenture, check the Box: [ ]

                  If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.12 or 4.15 of the Indenture, state the amount:

                                 $
                                  =============


Date:               Your signature:
     --------------                ---------------------------------------------
                                   (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                    ------------------------------------------------------------

                          [FORM OF SERIES B SECURITIES]


                                                                     Exhibit A-2



No.                                                               $

                         BIG FLOWER PRESS HOLDINGS, INC.

                    8 5/8% SENIOR SUBORDINATED NOTE DUE 2008


                  BIG FLOWER PRESS HOLDINGS, INC. promises to pay to
                       or registered assigns the principal sum of Dollars on December 1, 2008.

Interest Payment Dates:  January 1 and July 1

Record Dates:  June 15 and December 15

                                         BIG FLOWER PRESS HOLDINGS, INC.,
                                           as Issuer


                                         By:
                                            ------------------------------------
                                                  Authorized Signature


                                         By:
                                            ------------------------------------
                                                  Authorized Signature

Dated:

CERTIFICATE OF AUTHENTICATION

                  This is one of the 8 5/8% Senior Subordinated Notes due 2008 referred to in the within-mentioned Indenture.

                                         STATE STREET BANK AND TRUST COMPANY,
                                           as Trustee


                                         By:
                                            ------------------------------------
                                                  Authorized Signature

                              (REVERSE OF SECURITY)


                    8 5/8% SENIOR SUBORDINATED NOTE DUE 2008


                  1. INTEREST. BIG FLOWER PRESS HOLDINGS, INC., a Delaware corporation (the "Company", which term shall include any successor thereto in accordance with the Indenture), promises to pay, until the principal hereof is paid or made available for payment, interest (including any Accrued Bankruptcy Interest) on the principal amount set forth on the reverse side hereof at a rate of 8 5/8% PER ANNUM. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of such Securities through but excluding the date on which interest is paid. Interest shall be payable in arrears on January 1 and July 1 (each an "Interest Payment Date"), commencing July 1, 1999. Interest will be computed on the basis of a 360-day year of twelve full 30-day months.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the June 15 and December 15 immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company's option, interest may be paid by check mailed to the registered address of the Holder of this Security.

                  3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

                  4. INDENTURE. The Company issued the Securities under an Indenture dated as of December 9, 1998 (the "Indenture") between the Company and the Trustee. This Security is one of an issue of Securities of the Company issued under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as amended from time to time. The Securities are subject to all such terms, and Securityholders are referred to the

Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $350,000,000.

                  5. OPTIONAL REDEMPTION. The Company, at its option, may redeem all or any of the Securities, in whole or in part, at any time on or after December 1, 2003 at the redemption prices (expressed in percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the Redemption Date, if redeemed during the 12-month period beginning of the years indicated below:


                  Year                                             Percentage
                  ----                                             ----------
                  2003.............................................104.313%
                  2004.............................................102.875%
                  2005.............................................101.438%
                  2006 and thereafter..............................100.000%


                  In addition, at any time prior to December 1, 2001, the Company may redeem up to 35% of the principal amount of the Securities originally issued with the net proceeds from issuances of Equity Interests of the Company (other than Redeemable Stock) at a redemption price equal to 108.625% of the principal thereof, plus accrued and unpaid interest to the Redemption Date; PROVIDED that at least 65% of the aggregate principal amount of the Notes issued under the Indenture shall remain outstanding after each such redemption. Any such redemption shall occur on or prior to 180 days after the receipt of the proceeds of such issuances of Equity Interests.

                  In addition, at any time prior to December 1, 2003, upon the occurrence of a Change of Control that has been approved by a majority of the Board of Directors of the Company as such Board of Directors was constituted immediately prior to the transaction giving rise to such Change of Control, the Company may redeem the Securities, in whole but not in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the Securities pursuant to this paragraph shall be mailed to holders of the Securities not more than 30 days following the occurrence of a Change of Control. The Company may not redeem Securities pursuant to this paragraph if it has made an offer to repurchase the Securities in accordance with the Indenture with respect to such Change of Control.

                  "Applicable Premium" means, with respect to a Security, the greater of (i) 4.313% of the then outstanding principal amount of such Security and (ii)(a) the present value of all remaining required interest and principal payments due on such Security and all premium payments relating thereto assuming a redemption date of December 1, 2003, computed using a discount rate equal to the Treasury Rate plus 75 basis points minus (b) the then outstanding principal amount of such Security minus (c) accrued interest required to be paid on the redemption date. The Applicable Premium will be stated in an Officers' Certificate, on which the Trustee will be able to rely conclusively.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining term to December 1, 2003; PROVIDED, HOWEVER, that if the then remaining term to December 1, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to December 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Securities or portions thereof called for redemption.

                  7. OFFERS TO PURCHASE. Sections 4.12 and 4.15 of the Indenture provide that after an Asset Sale, or upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of Securities in accordance with the procedures set forth in the Indenture.

                  8. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security or portion of a Security selected for redemption, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

                  9. PERSONS DEEMED OWNERS. The registered holder of a Security may be treated as the owner of it for all purposes.

                  10. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

                  11. AMENDMENT, SUPPLEMENT, WAIVER. The Company and the Trustee may, without the consent of the holders of any outstanding Securities, amend, waive or supplement the Indenture or the Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Securities may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities (and, in certain cases, holders of Designated Senior Indebtedness) to be affected.

                  12. SUCCESSOR CORPORATION. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will, subject to certain exceptions, be released from those obligations.

                  13. DEFAULTS AND REMEDIES. Events of Default include: default in payment of interest on any Security for 30 days; default in payment of principal of or premium on the Se-curities at maturity, or upon acceleration, redemption or otherwise; failure by the Company or its Subsidiaries for 45 days after written notice to it from the Trustee or Holders of at least 25% in principal amount of the then outstanding Securities, to comply with any of the other agreements or covenants in or provisions of the Indenture or the Securities; certain defaults under other Indebtedness; certain final judgments that remain undischarged for 60 days after being entered; and certain events of bankruptcy or insolvency with respect to the Company and its Significant Restricted Subsidiaries. If an Event of Default occurs and is continuing (and has not been waived in accordance with the provisions of the Indenture), the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be immediately due and payable for an amount equal to 100% of the principal amount of the Securities plus accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice, subject to the rights of holders of Senior Indebtedness. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or an Event of Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                  14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, pay dividends and make distributions with respect to or repurchase or otherwise acquire or retire for value any of their Equity Interests, make certain Investments, incur additional Indebtedness, enter into transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of their properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  16. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

                  17. DISCHARGE OF INDENTURE; DEFEASANCE. The Indenture contains provisions for defeasance at any time, upon compliance with certain conditions set forth therein, of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security.

                  18. AUTHENTICATION. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

                  19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  20. SUBORDINATION. The Securities are subordinated to all Senior Indebtedness, which includes any Indebtedness permitted to be incurred pursuant to the terms of the "Limitation on Additional Indebtedness" covenant in the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities. Notwithstanding anything to the contrary, Senior Indebtedness shall not include (i) Indebtedness that is expressly subordinated or junior in right of payment to any Indebtedness of the Company, (ii) Indebtedness that is represented by Redeemable Stock, (iii) any liability for federal, state, or local taxes owed or owing by the Company, (iv) Indebtedness of the Company to any Subsidiary of the Company, (v) trade payables and (vi) Indebtedness that is incurred in violation of the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

                  21. GOVERNING LAW. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  The provisions of this Security are expressly made subject to the more detailed provisions set forth in the Indenture, which shall for all purposes be controlling. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           BIG FLOWER PRESS HOLDINGS, INC.
                           3 East 54th Street
                           17th Floor
                           New York, New York  10022
                           Attention:  Secretary

                                 ASSIGNMENT FORM


                  If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to


--------------------------------------------------------------------------------

(Insert assignee's social security or tax ID number)
                                                     ---------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint

--------------------------------------------------------------------------------

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:               Your signature:
     --------------                ---------------------------------------------
                                   (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                    ------------------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you wish to have this Security purchased by the Company pursuant to Section 4.12 or 4.15 of the Indenture, check the Box: [ ]

                  If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.12 or 4.15 of the Indenture, state the amount:

                                 $
                                  =============


Date:               Your signature:
     --------------                ---------------------------------------------
                                   (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                    ------------------------------------------------------------

                                                                       EXHIBIT B


                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES


                  Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, DATED AS OF DECEMBER 9, 1998, ENTERED INTO BY THE COMPANY AND THE TRUSTEE NAMED THEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C
                            Form of Certificate To Be
                          Delivered in Connection with
                    TRANSFERS TO NON-QIB ACCREDITED INVESTORS


                                                               -----------, ----

State Street Bank and Trust
  Company
Goodwin Square, 23rd Floor
225 Asylum Street
Hartford, CT  06103

Attention:  Corporate Trust Administration Department


                  Re:  Big Flower Press Holdings, Inc. (the
                       "Company")  8 5/8% Senior Subordinated
                       Notes Due 2008 (The "Securities")
                       --------------------------------------

Ladies and Gentlemen:

                  In connection with our proposed purchase of $_______ aggregate principal amount of the Securities, we confirm that:

                  1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated December 2, 1998, relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

                  2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of December 9, 1998 relating to the Securities (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is two years after the original issuance of the Securities, we will do so only (i) to the Company, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act), (iii) inside the United States to an accredited investor (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities, (iv) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                  4. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act)(an "accredited investor") and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                   6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an accredited investor) as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        [Name of Transferee]


                                        By:
                                           -------------------------------------
                                           Authorized Signature

                                                                       EXHIBIT D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            PURSUANT TO REGULATION S


                                                            --------------, ----

State Street Bank and Trust
  Company
Goodwin Square, 23rd Floor
225 Asylum Street
Hartford, CT  06103

Attention:  Corporate Trust Administration

                  Re:   Big Flower Press Holdings, Inc. (the
                        "Company") 8 5/8% Senior Subordinated
                        Notes Due 2008 (The "Securities")
                        -------------------------------------

Dear Sirs:

                  In connection with our proposed sale of $___________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a Person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,


                                        [Name of Transferee]


                                        By:
                                           -------------------------------------
                                                   Authorized Signature